Click or tap here to enter text. Dated August 2, 2023 QUESTRADE FINANCIAL GROUP INC. and CURO INTERMEDIATE HOLDINGS CORP. SHARE PURCHASE AGREEMENT

1 Click or tap here to enter text. THIS SHARE PURCHASE AGREEMENT is dated August 2, 2023 and made between: (1) Questrade Financial Group Inc., a corporation formed under the laws of Ontario (the “Purchaser”); and (2) CURO Intermediate Holdings Corp., a corporation formed under the laws of Delaware (the “Seller”). RECITALS: (A) The Seller is the registered and beneficial owner of all of the issued and outstanding shares in the capital of the FLX Holding Corporation, a corporation formed under the laws of Ontario (the “Company”). (B) The Group Companies (as hereinafter defined) engage in the business of providing point- of-sale financing to consumers for the purchase of goods and services from select retailers, together with ancillary business activities, including loan warehousing, loan securitization and software development. (C) The Purchaser wishes to, among other things, acquire all of the issued and outstanding shares in the capital of the Company, and, indirectly through the Company, acquire all of the issued and outstanding shares in the capital of Opco (as hereinafter defined), on and subject to the terms and conditions set out in this Agreement. NOW THEREFORE in consideration of the foregoing premises, the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the Parties agree as follows. Article 1 Interpretation 1.1 Definitions In this Agreement the following words and expressions have the following meanings: “Account” means, at the relevant time, a FlexitiCard account established at any time pursuant to an Account Agreement. “Account Agreement” means the written agreement between Opco, on the one hand, and the Cardholder, on the other hand, governing the terms and conditions of such Cardholder’s Account, as such agreement may have been amended, modified or otherwise changed from time to time (including pursuant to change of terms notices). “Accounting Principles” means accounting policies, principles, methodologies, classifications and estimation techniques described in and used to prepare the Estimated Closing Statements and the Closing Statements, as set out in Exhibit “A”. “Accounts Receivable” means all accounts receivable, trade receivables, rights to receive payment, Receivables, book debts and other amounts due, owing or accruing due to a Group Company together with any security interest or other credit support documents granted or issued in favour of such Group Company as security therefor.

2 Click or tap here to enter text. “Advance Ruling Certificate” means an advance ruling certificate issued by the Commissioner pursuant to subsection 102(1) of the Competition Act in respect of the Transactions. “Affiliate” means as applied to any Person: (i) any other Person directly or indirectly controlling, controlled by or under common control with that Person; (ii) any other Person that owns or controls 50% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its affiliates; or (iii) any director, partner, officer, agent, employee or relative of such Person. “Agreement” means this share purchase agreement, the exhibits attached to it or otherwise forming part of it and the Disclosure Letters, all as the same may be amended, restated, replaced or supplemented from time to time; and, except where otherwise specified, the words “Article” and “Section” followed by a number or letter mean and refer to the specified Article or Section of this share purchase agreement. “Amended LFL Agreement” means the amendment to the Existing LFL Agreement, duly executed and delivered by all parties thereto as of the date hereof, which shall become effective as of the Closing Time. “AML Laws” means the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and its associated regulations, the Criminal Code (Canada) and any other anti-money laundering or counter- terrorism financing Laws. “Anti-Spam Laws” means (a) An Act to promote the efficiency and adaptability of the Canadian economy by regulating certain activities that discourage reliance on electronic means of carrying out commercial activities, and to amend the Canadian Radio-Television and Telecommunications Commission Act (Canada), the Competition Act, the Personal Information Protection and Electronic Documents Act (Canada) and the Telecommunications Act (Canada), along with the associated regulations, (b) the Electronic Commerce Protection Regulations (CRTC), (c) the Electronic Commerce Protection Regulations (Industry Canada), and (d) similar Laws in other jurisdictions. “ARC Request” has the meaning specified in Section 5.6(a). “Arrangement Agreement” means the arrangement agreement dated January 28, 2021 with respect to the purchase of the Company by the Seller. “Assets” means all property and assets of the Group Companies of every nature and kind, real and personal and both tangible and intangible, and wherever located including, but not limited to: (i) all equipment, furniture, accessories and supplies of all kinds; (ii) all credit card accounts and Accounts Receivable of every nature and kind (including, but not limited to, from Merchants and customers), whether current or not; (iii) the leasehold interest in and to the Leased Properties and the buildings, improvements and fixtures located thereon; (iv) all Technology; (v) all Authorizations issued to the Company; (vi) the Leases and all other Contracts binding on or benefiting the Company; (vii) the Books and Records; and (viii) the Corporate Records.

3 Click or tap here to enter text. “Audited Financial Statements” means the consolidated balance sheet and consolidated statement of profits and losses of the Company as of December 31, 2020. “Authorization” means, with respect to any Person, any consent, order, waiver, registration, filing, agreement, notarization, certificate, licence, approval, permit, authority, clearance, qualification, exemption, or similar authorization from, by or with any Governmental Authority having jurisdiction over such Person, whether given by express action or deemed given by failure to act within any specified time period. “Benefit Plans” means any plan, arrangement, agreement, program, policy, practice or undertaking that provides any employee benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, severance, change of control, pension, supplemental pension, retirement, stock option, stock purchase, stock appreciation, share unit, phantom stock, deferred compensation, health, welfare, medical, dental, disability, life insurance and any similar plans, programmes, arrangements or practices, in each case (i) for the benefit of Employees or former employees, officers or directors or independent contractors of the Group Companies, (ii) that are maintained, sponsored or contributed to by the Group Companies, or (iii) under which any Group Company has, or will have, any liability or contingent liability, provided that a Benefit Plan shall not include any Statutory Plans. “Books and Records” means all books and records of the Group Companies, including books of account, Tax records, personnel records, historic documents relating to sales and purchase records, operations and sales books, Corporate Records, and pricing information, customer and supplier lists, referral sources, research and development reports and records, production reports and records, equipment logs, operating guides and manuals, formulae, business reports, plans and projections and all other documents, files, records, assessments, correspondence and other data and information, financial or otherwise, of the Group Companies (whether in written, electronic or other form). “Brand Agreement” means the brand agreement dated as of December 5, 2022 between Opco and Mastercard International Incorporated, as amended. “Breach of Security Safeguards” means loss of, unauthorized access to or unauthorized disclosure of Personal Information resulting from a Group Company’s actions which are not in accordance with: (i) applicable Privacy Laws; (ii) any consents obtained; (iii) the Group Company’s policies or procedures (as applicable); or (iv) any applicable third-party agreement. “Business” means the business currently carried on by the Group Companies consisting of providing point-of-sale financing via private label and/or general purpose credit cards to consumers for the purchase of goods and services from select retailers, together with ancillary business activities including loan warehousing, loan securitization, and software development. “Business Day” means a day, other than a Saturday, Sunday or holiday, on which commercial banks are open for business in Toronto, Ontario and Chicago, Illinois. “Cap” has the meaning specified in Section 10.8(b)(i).

4 Click or tap here to enter text. “Cardholder” means, with respect to any Account, the Person or Persons to whom a FlexitiCard has been issued, and in whose name an Account has been established pursuant to an Account Agreement or who is obligated to make payments of amounts owing from time to time with respect to such Account, including any guarantor thereof. “Cash” means with respect to the Group Companies, all cash determined in accordance with GAAP as at the Effective Time, plus, without duplication, (i) deposits in transit, and cash resulting from the clearance of cheques deposited prior to the Effective Time, and (ii) petty cash, and minus, the aggregate amount of outstanding cheques, and wires in transfer. “CERS” means the Canada Emergency Rent Subsidy, promulgated under Bill C-9 and assented to on November 19, 2020, as amended, and any other Covid-19 related direct or indirect rent subsidy offered by a Canadian federal, provincial, or local Governmental Authority. “CEWS” means the Canada Emergency Wage Subsidy, promulgated under Bill C-14 and assented to on April 11, 2020, as amended, and any other Covid-19 related direct or indirect wage subsidy offered by a Canadian federal, provincial, or local Governmental Authority. “Claims” means any and all claims, actions, causes of action, suits, proceedings, arbitrations, demands, inquiries, audits, notices of violation, litigation, citation, summons, subpoena, notices of assessment, assessment or reassessment, judgment, or investigation of any nature, civil, criminal, administrative, investigative, regulatory or otherwise, whether at law or in equity, and includes any appeal or review and any application for appeal or review. “Closing” means the completion of the purchase and sale of the Purchased Shares contemplated in this Agreement. “Closing Date” means (i) the date that is as soon as practicable and, in any event not more than three Business Days after the date on which all of the closing conditions in Article 8 (other than those conditions that by their nature are to be satisfied or waived on the Closing Date, but subject to the satisfaction or waiver of those conditions) are satisfied or waived, or (ii) such other date as may be mutually agreed upon in writing by Seller and Purchaser. “Closing Date Payment” has the meaning specified in Section 2.3. “Closing Period” means the period between the close of business on the date of this Agreement and the Closing. “Closing Statements” has the meaning specified in Section 2.4(b)(i). “Closing TBV” means the TBV determined in accordance with the Accounting Principles as at the Effective Time. “Closing TBV Statement” has the meaning specified in Section 2.4(b)(i). “Closing Time” means 12:01 am Eastern Time on the Closing Date.

5 Click or tap here to enter text. “Closing Unrestricted Cash” means the Unrestricted Cash determined as of the Closing Date. “Closing Unrestricted Cash Statement” has the meaning specified in Section 2.4(b)(i). “Commercial Electronic Message” means a “commercial electronic message” as defined in the Anti-Spam Laws applicable in Canada. “Commissioner of Competition” means the Commissioner of Competition appointed under section 7(1) of the Competition Act or person authorized to exercise the powers and perform the duties of the Commissioner of Competition to act on his behalf. “Company” has the meaning specified in the Recitals. “Company Articles” means the articles of incorporation of the Company, together with any amendments thereto or replacements thereof. “Company Shares” means the authorized capital of the Company, as set out in Exhibit “B”. “Company Subsidiaries” means each of Opco, a corporation incorporated under the federal laws of Canada, Flexiti Financing SPE Corp., a corporation incorporated under the federal laws of Canada, Flexiti Technologies Inc., a corporation incorporated under the laws of the Province of Alberta, FLX Factory S.A.U., a sole shareholder company incorporated under the laws of the City of Buenos Aires, Argentine Republic., Flexiti Financial Technologies (Slovakia) s.r.o, a company incorporated under the laws of the Slovak Republic, Flexiti Technologies (India) Private Limited, a corporation incorporated under the laws of India, Hyberabad, Telangana, Flexiti Securitization General Partner Inc., a corporation incorporated under the federal laws of Canada, Flexiti Securitization Limited Partnership, a limited partnership formed under the laws of the Province of Ontario, or any one of them as the context requires (and each, individually, a “Company Subsidiary”). “Competition Act” means the Competition Act (Canada). “Competition Act Approval” means one of the following has occurred in respect of the Transaction: (a) the Commissioner of Competition has issued an Advance Ruling Certificate; or (b) either: (i) the requirement to notify the Commissioner of Competition and supply information has been waived pursuant to section 113(c) of the Competition Act; or (ii) the applicable waiting period under section 123 of the Competition Act has expired or has been terminated and, in the case of (i) or (ii), the Commissioner of Competition has issued a No-Action Letter, and such No-Action Letter remains in full force and effect at Closing (such condition being waivable by the Purchaser). “Confidentiality Agreement” means the confidentiality agreement dated March 6, 2023 entered into by Questrade Financial Group Inc. and CURO Group Holdings Corp. “Consent” means any consent, approval, waiver or other authorization required from a counterparty or other Person under a Contract, including all corporate, creditors’ and shareholders’ approvals or consents. “Contestation Costs” has the meaning specified in Section 2.6.

6 Click or tap here to enter text. “Contestation Holdback” has the meaning specified in Section 2.3(c). “Contracts” means all contracts, agreements, arrangements, understandings, commitments and undertakings (whether written, electronic or oral) to which a Person is a party or a beneficiary or pursuant to which any of its property or assets are or may be affected, including the Material Contracts. “Corporate Records” means the corporate records of the Group Companies, in each case, since the date of incorporation, including (a) all constating documents, articles and by-laws, including any and all amendments thereto, (b) any unanimous shareholders agreement or declaration application to it, (c) the minutes of meetings and resolutions of shareholders and directors (and all committees thereof), and (d) to the extent applicable, the securities register, the register of transfers, the register of real property, the transparency register and the register of individuals with significant control and any other registers required to be maintained under applicable Laws. “CRA” means the Canada Revenue Agency or its successor. “CRA Claim” has the meaning specified in the CRA Holdback Escrow Agreement. “CRA Holdback Escrow Agreement” means the escrow agreement between the Seller, the Vendors’ Representative (as such term is defined in the Arrangement Agreement) and Acquiom Clearinghouse LLC, as escrow agent, dated as of July 14, 2023. “Curo Acquisition Date” means March 10, 2021. “Current Representation” has the meaning specified in Section 11.2(a). “Damages” has the meaning specified in Section 10.1. “Data Room” means the Intralinks online data room for “Project Jayhawk” as made available to the Purchaser and having the documents contained therein as of the Closing Time. “De Minimis Claim Amount” has the meaning specified in Section 10.8(b)(i). “Debt Documents” means (i) the fifth amended and restated credit agreement, dated September 29, 2022 (as amended by a first amendment, dated October 12, 2022 and as may have been further amended, supplemented or otherwise modified from time to time, the “Warehouse Credit Agreement”) entered into by and among Flexiti Financing SPE Corp., the lenders party thereto, from time to time, Credit Suisse AG, New York Branch, as the facility agent for the Class A Revolving Lenders, Midtown Madison Management LLC, as class B agent for the Class B Lenders, TSX Trust Company, as collateral agent for the secured parties, TSX Trust Company, as verification agent and Credit Suisse AG, New York Branch, as lead arranger and syndication agent and documentation agent, and all related documentation required thereunder; (ii) all ancillary documents entered into in connection with the Warehouse Credit Agreement, including all of the “Credit Documents” (as defined in the Warehouse Credit Agreement); (iii) the Securitization Trust Indenture; and (iv) all ancillary documents entered into in connection with the Master Trust Indenture and the Series 2021-1 Supplemental Indenture, including all of the “Series 2021-1 Agreements” (as defined in the Series 2021-1 Supplemental Indenture).

7 Click or tap here to enter text. “Deductible” means $375,000. “Designated Person” has the meaning specified in Section 11.2(a). "Direction to Pay" means the direction from Opco to Purchaser for Purchaser to pay $20,000,000 at the Closing Time to Leon's Furniture Limited, for and on behalf of Opco and in satisfaction of Opco’s payment obligation under the Payment Agreement, such payment to be an advance by Purchaser to Opco at the Closing Time. “Disclosure Letters” means (a) the Seller Disclosure Letter, and (b) the Purchaser Disclosure Letter. “Dispute” has the meaning specified in Section 9.4. “Disputed Amounts” has the meaning specified in Section 2.4(c)(iii). “Effective Time” means immediately prior to Closing. “Employee” means any full-time, part-time, seasonal or fixed-term employee of the Group Companies as of the date of execution of this Agreement, including any such employee on disability (long-term or short-term), workplace safety and insurance, pregnancy, parental or other statutory or approved leave, and specifically includes any employee who is transferred to a Group Company as contemplated in Section 5.3 of the Seller Disclosure Letter. “Escrow Funds” has the meaning specified in the CRA Holdback Escrow Agreement. “Estimated Closing Statements” has the meaning specified in Section 2.4(a)(i). “Estimated Closing TBV” has the meaning specified in Section 2.4(a)(i). “Estimated Closing Unrestricted Cash” has the meaning specified in Section 2.4(a)(i) “Estimated Purchase Price” has the meaning specified in Section 2.4(a)(v). “Existing LFL Agreement” means the Merchant Agreement dated May 26, 2021 (as amended), by and between Leon’s Furniture Limited, The Brick Ltd., The Brick Warehouse LP, by its general partner, The Brick GP Ltd., and Opco. “Final Determination” means either a binding written settlement or final non-appealable order, decree or judgment of a court of competent jurisdiction. “Final Purchase Price” has the meaning specified in Section 2.4(b)(i). “Financial Statements” means the Interim Financial Statements and the Audited Financial Statements, of which true, correct and complete copies have been provided to the Purchaser. “Flexiti Securitization Program” means the asset-backed securitization bond program of the Securitization Issuer, pursuant to which the Securitization Issuer may issue and sell bonds to investors from time to time in accordance with the terms of, inter alia, the Securitization Trust Indenture.

8 Click or tap here to enter text. “Forward Looking Information” has the meaning specified in Section 5.9. “Fraud” means an act determined in a judgment by the courts set forth in Section 1.11(b) to constitute fraud, fraudulent or intentional Misrepresentation, deliberate or wilful misconduct, or criminal conduct, by any Party or the Company with respect to matters arising under or connected to this Agreement or any Transaction Document. “Fundamental Representations” means the representations and warranties set out in Sections 3.1 (Incorporation and Corporate Power), 3.2 (Corporate Authorizations), 3.3 (No Conflict with Authorizations, Laws, etc.), 3.5 (Required Authorizations), 3.8 (Authorized and Issued Capital), 3.9 (Title to Purchased Shares), 3.15 (Subsidiaries), 3.23 (No Options, etc.), 4.1 (Incorporation and Corporate Power), 4.2 (Corporate Authorization), 4.3 (No Conflict with Authorizations, Laws, etc.), and the corresponding representations and warranties set out in the certificates delivered pursuant to Sections 8.1(a) and 8.2(a). “GAAP” means generally accepted accounting principles in the United States including standards and interpretation issued or adopted by the Financial Accounting Standards Board. “Governmental Authority” means any: (i) multinational, national, federal, provincial, territorial, state, municipal, local or other governmental or public department, official, minister, central bank, court, commission, board, tribunal, bureau, ministry or agency, division, instrumentality or commission, or any judicial or arbitral body, domestic or foreign; (ii) any subdivision or authority of any of the above; (iii) stock exchange or (iv) any quasi- governmental or private body exercising any regulatory, expropriation or tax authority under or for the account of any of the above. “Group Companies” means, collectively, the Company and each of the Company Subsidiaries (and each, individually, a “Group Company”). “Indemnified Person” has the meaning specified in Section 10.4. “Indemnifying Party” has the meaning specified in Section 10.4. “Indemnity Representative” means (a) where the Indemnified Person is the Purchaser or any other Purchaser Indemnified Person, the Purchaser, or (b) where the Indemnified Person is the Seller or any other Seller Indemnified Person, the Seller. “Independent Accountant” has the meaning specified in Section 2.4(c)(iii). “Information Technology” means computer hardware, Software (including documentation, interfaces and development tools), websites, applications, databases, telecommunications equipment and facilities and other information technology systems owned, used or held by the Company or Opco. “Initial Notice” has the meaning specified in Section 9.5(a). “Intangible Assets” means non-monetary assets that have no physical nature, including, but not limited to, frontend applications, middleware and core processors, intellectual property, online applications, domain names, merchant relationships, and costs related to the general purpose credit card project.

9 Click or tap here to enter text. “Intellectual Property” means all intellectual property owned, used or held by the Group Companies including those listed and described in Section 3.27 of the Seller Disclosure Letter, in all cases whether or not subject to any Intellectual Property Rights and whether or not fixed in any medium or reduced to practice, including without limitation: (i) proprietary software, source code and source materials; (ii) business names, trade names, domain names, social media account names, trading styles, logos, trade secrets, industrial designs and copyright protected works; (iii) inventions, formulae, product formulations, processes and processing methods, technology and techniques; (iv) Technical Information; and (v) studies, findings, algorithms, instructions, guides, manuals and designs. “Intellectual Property Rights” means all of the rights in and to the Intellectual Property held by the Group Companies, including: (i) any and all worldwide proprietary rights provided under (A) patent law, (B) copyright law, (C) trademark law, (D) design patent or industrial design law, (E) semi-conductor chip or mask work law, or (F) any other applicable statutory provision or common law principle, including trade secret law, that may provide a right in ideas, formulae, algorithms, concepts, inventions, works, know-how, or the expression or use thereof, and including all past, present and future causes of action, rights of recovery, and claims for damage, accounting for profits, royalties, or other relief relating, referring, or pertaining to any of the foregoing, including those listed and described in Section 3.27 of the Seller Disclosure Letter; and (ii) any and all applications, registrations and renewals in connection therewith. “Interim Financial Statements” means the unaudited consolidated financial statements of the Company as at and for the three-month period ended March 31, 2023 consisting of a balance sheet, statement of profits and losses and a statement of changes in financial position. “Investment Canada Act” means the Investment Canada Act (Canada). “Laws” means any and all laws, acts, constitutions, statutes, ordinances, orders, decrees, rules, regulations and by-laws, codes, treaties, policies, directions, practices, standards, guidelines and protocols, and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, decisions, rulings, injunctions, writs, decrees, instruments or awards of any Governmental Authority to the extent they have force of law. “Leased Properties” means the lands and premises listed and described in Section 3.24 of the Seller Disclosure Letter by reference to their municipal address and proper legal description. “Leases” means the leases and offers to lease in respect of the Leased Properties as such leases are listed and described in Section 3.24 of the Seller Disclosure Letter. “Lien” means (a) any mortgage, charge, pledge, hypothec, security interest, encumbrance, assignment, lien (statutory or otherwise), claim, privilege, easement, servitude, pre-emptive right or right of first refusal, voting trust or agreement, transfer restriction, ownership or title retention agreement, restrictive covenant or conditional sale agreement or option, imperfections of title or encroachments relating to real property or any other similar restriction or limitation, and (b) any other encumbrance of any nature or any arrangement or condition which, in substance, secures payment or performance of an

10 Click or tap here to enter text. obligation. For the avoidance of doubt, the term “Lien” shall not be deemed to include any non-exclusive license of Intellectual Property Rights granted in the Ordinary Course. “Material Adverse Effect” means any occurrence, result, fact, change or event that, individually or in the aggregate, has or would reasonably be expected to have a materially adverse effect on the business, Assets, obligations, liabilities, capitalization, financial condition, operations, results of operations of the Group Companies taken as a whole, except, in each case, to the extent such material adverse effect results from: (i) the negotiation or announcement of the Transactions, the execution of this Agreement or the performance of obligations hereunder, including the impact of any of the foregoing on relationships with customers, suppliers or employees, (ii) general conditions affecting the global economy or politics, or the financial, credit or capital markets as a whole, (iii) changes generally affecting the industries in which the Company conducts the Business, (iv) any change in, adoption of, or change in the interpretation or adoption of any applicable Law or GAAP, (v) any national or international political or social conditions, including the engagement, escalation or continuation of hostilities, or the occurrence of any military or terrorist attack in any jurisdiction, (vi) pandemics, epidemics or other similar disease outbreaks, and (vii) earthquakes, hurricanes, floods or other natural disasters, (viii) the failure by the Company to meet any revenue or earnings projections, forecasts or predictions, (ix) any action taken by, or with the consent of, the Purchaser relating to the Group Companies, or (x) any action by the Seller or its Affiliates required to be taken, or permitted to be taken, by this Agreement; provided, in the case of any of the foregoing clauses (ii), (iii), (iv), (v), (vi), (vii) and (viii) such event, charge or action does not have a materially disproportionate effect on the Group Companies relative to other companies of similar size operating in the same industry. “Material Contracts” has the meaning specified in Section 3.25. “Material Merchant” has the meaning specified in Section 3.37. “Material Merchant Agreement” has the meaning specified in Section 3.37. “Material Securitization Contract” means the Securitization Trust Indenture and all other agreements that are material to the operation and administration of the Flexiti Securitization Program. “Merchants” means all the existing merchants of the Business, as set out in Exhibit “C”, and all future merchants of the Business. “Minimum Unrestricted Cash” means $15,000,000. “Misrepresentation” means a false or misleading statement or a material omission which renders the other statements misleading with intent to deceive. “No Action Letter” means written confirmation from the Commissioner of Competition that he does not, at that time, intend to make an application under section 92 of the Competition Act in respect of the Transactions. “Opco” means Flexiti Financial Inc., a corporation formed under the laws of Canada.

11 Click or tap here to enter text. “Open Source Code” means any software that is developed, distributed or made available under “open source” or “free software” terms, including any software distributed or made available under the GPL, LGPL, Mozilla License, Apache License, Common Public License, BSD license or similar terms. “Ordinary Course” means, with respect to an action taken by a Person, that such action is or has been taken in the ordinary and usual course of the normal day-to-day operations of the Person or its business, as the case may be, and in a manner consistent in nature and scope with the past practices of such Person or its business, provided that any such action is also consistent with customary industry standards. “Outside Date” means the date that is 45 days from the date of this Agreement (the “Initial Outside Date”), provided that if the Closing Date has not occurred by the Initial Outside Date as a result of the failure to satisfy the conditions set forth in Sections 8.1(i) and 8.2(f) solely in respect of the Competition Act Approval (such that all of the other conditions set forth in Article 8, other than the delivery of items to be delivered on the Closing Date and the satisfaction of those conditions that, by their terms, cannot be satisfied until immediately prior to the Closing Date, have been satisfied or waived), then the Outside Date shall be automatically extended by 30 days up to two times (for a maximum of 60 days) to allow for the receipt of Competition Act Approval. “Parties” means the Seller, the Purchaser and any other Person who may become a party to this Agreement. “Payment Agreement” means the agreement dated August 2, 2023 between Opco and Leon’s Furniture Limited. “Pension Plans” means each Benefit Plan that: (i) is required to be registered under applicable federal or provincial pension standards legislation in Canada; or (ii) is a supplemental pension plan, including any “retirement compensation arrangement” as such term is defined in the Tax Act. “Permitted Liens” means: (i) Liens for Taxes, assessments or governmental charges or levies which relate to obligations not yet due or delinquent or the validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been made in the Financial Statements and Books and Records; (ii) easements, servitudes, encroachments covenants, conditions, rights of way and similar restrictions affecting title or other minor imperfections of title which do not, individually or in the aggregate, detract from the value of or impair the use, occupancy or marketability of any real property; (iii) undetermined or inchoate Liens arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with applicable Laws; (iv) Liens granted to any lender at the Closing in connection with any financing by the Purchaser of the transactions contemplated in this Agreement; (v) Liens incurred or deposits made in the Ordinary Course in connection with workers’ compensation, unemployment insurance or other types of social security, (vi) restrictions on transfer under applicable securities laws and pursuant to the terms of the Company Articles; and (vii) Liens set out and described in Section 3.22 of the Seller Disclosure Letter. “Person” means a natural person, partnership, limited partnership, limited liability partnership, syndicate, sole proprietorship, corporation or company (with or without share

12 Click or tap here to enter text. capital), limited liability company, unlimited liability company, stock company, trust, trustee, executor, administrator, legal personal representative, estate, unincorporated association, joint venture or other entity or Governmental Authority, and any other form of entity or organization, whether or not having legal status. “Personal Information” means information about an identifiable individual. This may include, without limitation, information that can be used on its own or with other information to directly or indirectly identify, contact, or locate an individual (such as an individual’s age, name, date of birth, gender, home or mobile phone number, address, social insurance number, marital status, income, race, religion, client identification number, policy number, banking information, tax information, email address, and IP address). “Post-Closing Adjustment” has the meaning specified in Section 2.4(b)(i). “Post-Closing Representation” has the meaning specified in Section 11.2(a). “Pre-Closing Tax Period” means any taxation year or other Tax period ending on or prior to the Closing Date, or, in the case of a Straddle Period, the portion of a taxation year or other Tax period up to and including the end of the Closing Date. “Pre-Closing Transactions” has the meaning specified in Section 5.13. “Prime Rate” means, at any time, the rate of interest expressed as an annual rate, established or quoted by the Bank of Canada as being its reference interest rate to determine the interest rates it will charge for Canadian dollar loans made in Canada, and referred to by it as its “Prime Rate”. “Privacy Laws” means (i) the Personal Information Protection and Electronic Documents Act (Canada) and any similar Laws governing the collection, use, disclosure or protection of Personal Information (such as the Personal Information Protection Act (Alberta), the Personal Information Protection Act (British Columbia), and Act Respecting Access to Documents Held by Public Bodies and the Protection of Personal Information (Quebec), and any regulations that may be made under the foregoing or any other legislation that may supersede the foregoing), (ii) Anti-Spam Laws, (iii) the federal Telecommunications Act and the Canadian Radio-television and Telecommunications Commission (CRTC) Unsolicited Telecommunications Rules, and (iv) all other Laws relating to the Processing of Personal Information. “Processing” means to collect, access, use, modify, retrieve, disclose, store, delete, and/or manage Personal Information. “Purchase Price” has the meaning specified in Section 2.2. “Purchase Price Adjustment Holdback” has the meaning specified in Section 2.3. “Purchase Price Escrow Agreement” has the meaning specified in Section 2.3 “Purchased Shares” means all of the issued and outstanding Company Shares. “Purchaser” has the meaning specified above the preamble hereto.

13 Click or tap here to enter text. “Purchaser Disclosure Letter” means the disclosure letter dated the date of this Agreement and delivered by the Purchaser to the Seller. “Purchaser Indemnified Persons” has the meaning specified in Section 10.1. “Purchaser Retention” means $367,500. “R&W Insurance Holdback” has the meaning specified in Section 2.3(b). “R&W Insurance Policy” means the representations and warranties insurance policy underwritten by the R&W Insurance Provider (Policy # ET111-005-885), and issued to the Purchaser as the named insured, dated as of the date hereof. “R&W Insurance Provider” means Euclid Transactional, LLC and in each case any successor thereof. “Re-aged” or “Re-aging” means an adjustment of the present or past delinquent status of an Account. “Receivables” means any and all unpaid amounts owed by the Cardholders under all of the Accounts including any and all amounts owed for the purchase of goods and services, accrued periodic finance charges (both billed and unbilled) and late charges, and any and all other fees, expenses or charges of every nature, kind and description whatsoever. “Reference Date” means April 30, 2023. “Required Consents and Authorizations” means those Consents and Authorizations listed and described in Section 8.1(c) of the Seller Disclosure Letter. “Resolution Period” has the meaning specified in Section 2.4(c)(ii). “Restricted Activities” means the business of (i) providing point-of-sale financing to consumers for the purchase of goods and services from retailers, and (ii) issuing credit cards to prime consumers through points-of-sale integrated into retailers, but excludes (A) ancillary business activities, including loan warehousing, loan securitization, and software development, and (B) except as prohibited by the foregoing clauses (i) and (ii), any business activities carried on by the Seller or its Affiliates. “Restricted Cash” means Cash of the Group Companies in the accounts set out in Schedule “A” that is restricted or trapped, or any other amounts not freely available, including those amounts required to be maintained under any warehouse or credit facility agreements, including the “Revolving Loan Warehouse Facility under a Fifth Amended and Restated Credit Agreement” and “Flexiti Financial Inc. – Series 2021-1 Securitization Issuance by Flexiti Securitization Limited Partnership of Class A and Class B Floating Rate Debt Securities” or under any derivative financial instruments agreements. “Restricted Period” means the period beginning as of the Closing Date and ending five (5) years after the Closing Date. “Restricted Territory” means Canada.

14 Click or tap here to enter text. “Review Period” has the meaning specified in Section 2.4(c)(i). “Sanctioned Person” means any Person that at any time is or has been (i) listed on any sanctions-related list of designated or blocked persons or entities, (ii) a resident in or organized under the Laws of a country or territory that is the subject of comprehensive restrictive Sanctions from time to time (which includes, as of the date of this Agreement, Belarus, Central African Republic, China, Democratic People’s Republic of Korea, Democratic Republic of the Congo, Haiti, Iran, Iraq, Lebanon, Libya, Mali, Myanmar, Nicaragua, Russia, Somalia, South Sudan, Sri Lanka, Sudan, Syria, Ukraine, Venezuela, Yemen, Zimbabwe), or (iii) majority-owned or controlled by any of the foregoing. “Sanctions Laws” means those trade, economic and financial sanctions Laws, embargoes, and restrictive measures (in each case having the force of Law) administered, enacted or enforced from time to time by (i) the United States (including the Department of Treasury or Office of Foreign Assets Control), (ii) Canada, (iii) the European Union and enforced by its member states, (iv) the United Nations, (v) His Majesty’s Treasury, or (vi) any other similar Governmental Authority. “Secondary Breaches” has the meaning specified in Section 10.8(b)(i). “Securitization Issuer” means Flexiti Securitization Limited Partnership. “Securitization Trust Indenture” means the master trust indenture dated as of December 9, 2021 (as may be amended, supplemented or otherwise modified from time to time, the “Master Trust Indenture”) between the Securitization Issuer by its general partner, Flexiti Securitization General Partner Inc., as Issuer, Flexiti Securitization General Partner Inc. in its own right, and Computershare Trust Company of Canada as indenture trustee, as supplemented by the Amended and Restated Series 2021-1 Supplemental Indenture, dated June 29, 2022 (as amended by a First Supplemental Indenture, dated as of October 14, 2022 and as may be amended, supplemented or otherwise modified from time to time, the “Series 2021-1 Supplemental Indenture”)) between the Securitization Issuer by its general partner, Flexiti Securitization General Partner Inc., as Issuer, Flexiti Securitization General Partner Inc. in its own right, Computershare Trust Company of Canada, as indenture trustee and the Company, as initial paying agent, and all related documentation required thereunder. “Seller” has the meaning specified above the preamble hereto. “Seller Disclosure Letter” means the disclosure letter dated the date of this Agreement and delivered by the Seller to the Purchaser. “Seller Indemnified Persons” has the meaning specified in Section 10.3. “SIR” means a supplementary information request issued by the Commissioner of Competition pursuant to subsection 114(2) of the Competition Act. “Software” means computer software and programs (both source code and object code form), all proprietary rights in such computer software and programs and all documentation and other materials related to such computer software and programs, other than (i) off-the-shelf software and (ii) third party Open Source Code.

15 Click or tap here to enter text. “Specified Representations” means the representations and warranties in Sections 3.28, 3.29, 3.34(b), 3.34(c), 3.34(d), 3.46, 3.25 (solely as it relates to asbestos and Polychlorinated Biphenyls), 3.18(b) (solely as it relates to the Charter of the French Language (Quebec), Quebec Consumer Protection Act and the Act Respecting the Collection of Certain Debts (Quebec), Québec’s An Act respecting the protection of personal information in the private sector, Act to establish a legal framework for information technology, and Québec Law 25 (formerly Bill 64), all as amended from time to time), 3.40(i), 3.40(q), 3.40(r), 3.40(v) and 3.42(c), which are explicitly excluded from coverage under the R&W Insurance Policy. “Statement of Objections” has the meaning specified in Section 2.4(c)(ii). “Statutory Plans” means statutory benefit plans which the Group Companies are required to participate in or comply with, including the Canada Pension Plan and Quebec Pension Plan and plans administered pursuant to applicable health tax, workplace safety insurance and employment insurance legislation. “Straddle Period” means any Tax period beginning before and ending after the Closing Date. “Subsidiary” means with respect to any Person, any corporation, company, limited liability company, partnership, association or other business entity of which: (i) if a corporation or company, a majority of the total voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation or company), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, and for this purpose a Person or Persons are deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons are allocated a majority of partnership, association or other business entity gains or losses or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. For the purposes of this definition, “control” (including with correlative meanings, the term “controlled”) as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities, by contract or otherwise. “Tail Policies” has the meaning set forth in Section 5.11(b). “Tangible Book Value” or “TBV” means total assets minus total liabilities of the Group Companies, included in those accounts and line items set forth in the March 31, 2023 balance sheet in Exhibit “A” and calculated in accordance with the Accounting Principles. “Target TBV” means $54,674,688; “Tax Act” means the Income Tax Act (Canada) and the regulations promulgated thereunder, each as amended.

16 Click or tap here to enter text. “Tax Assessment” has the meaning specified in Section 10.5(a). “Tax Attributes” has the meaning specified in Section 10.5(e). “Tax Authority” means the CRA and any other Governmental Authority having taxing authority and their respective successors, if any. “Tax Indemnified Persons” has the meaning specified in Section 10.2. “Tax Liabilities” means all liabilities and obligations of the Group Companies for Taxes together with all costs, penalties, interest, and expenses relating thereto (including professional fees and expenses). “Tax Proceeding” has the meaning specified in Section 10.5(b). “Tax Returns” means all returns, reports, declarations, elections, notices, filings, forms, statements and other documents (whether in written, electronic or other form) and any amendments, schedules, attachments, supplements, appendices and exhibits thereto, which have been prepared or filed or are required to be prepared or filed in respect of Taxes. “Taxes” means: (a) any taxes, duties, assessments, imposts, fees, duties, withholdings, levies and other charges of any nature imposed by any Governmental Authority and includes all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, withholding, business, property, land transfer, occupancy, vacancy, employer health, payroll, employment, severance, health, branch, carbon, social services, education and social security taxes, CEWS, CERS, all surtaxes, all customs duties and charges and import and export taxes, countervailing and anti-dumping and all employment insurance, workers’ compensation premiums, alternative add-on minimum taxes, health insurance and Canada, Québec and other government pension plan and other employer plan premiums, contributions or withholdings, including under any agreements or arrangements, for any such amounts imposed by any Governmental Authority in respect of the relevant entity with respect to any other Person including any predecessor of or transferor to the relevant entity, and (b) any liability for the payment of any amounts of the type described in (a) above as a result of any express or implied obligation to indemnify any other Person. “TBV Shortfall Factor” means, as to the relevant amount, a reduction that is dollar for dollar for such amount up to $5,000,000, and for any portion of the relevant amount in excess of $5,000,000, a reduction in an amount equal to 1.4 multiplied by such excess, without duplication. “Technical Information” means know-how and related technical knowledge owned, used or held by the Group Companies, including (i) trade secrets, confidential information and other proprietary know-how; (ii) information of a scientific, technical, financial or business nature regardless of its form; and (iii) documented research, forecasts, studies, marketing plans, budgets, market data, developmental, demonstration or engineering work, information that can be used to define a design or process or procure, produce, support or operate material and equipment, methods of production and procedures, all formulas

17 Click or tap here to enter text. and designs and drawings, blueprints, patterns, plans, flow charts, parts lists, manuals and records, specifications, and test data. “Technology” means Intellectual Property, Intellectual Property Rights, Technical Information, and Information Technology. “Third Party Claim” has the meaning specified in Section 10.4(a). “Transaction Documents” means this Agreement, the Amended LFL Agreement, the Transition Services Agreement, and all other agreements, certificates and other instruments or documents delivered or to be delivered pursuant to this Agreement. “Transaction Expenses” means all of the following, to the extent incurred or payable by the Group Companies but not paid as of immediately prior to the Closing Time: (a) all fees and disbursements of attorneys, investment bankers, accountants and other professional advisors which, in each case, have been incurred the Group Companies (or by Seller, to the extent payable the Group Companies) in connection with the preparation, execution and consummation of the transactions contemplated by this Agreement; (b) any fees and expenses incurred by the Group Companies (or by Seller, to the extent payable by the Group Companies) in connection with obtaining waivers, consents or approvals of any Governmental Authority or third parties on behalf of the Group Companies in connection with the consummation of the transactions contemplated hereby; (c) all brokers and finders fees payable by the Group Companies; (d) all sale, change of control, “stay- around”, retention or similar bonuses or payments (including all Taxes related thereto to be paid by the Group Companies) to current or former directors, officers, employees and consultants of the Group Companies payable solely as a result of the Closing; (e) all termination, cancellation and settlement payments payable in respect of, or in connection with, any employee incentive plan including, without limitation, the CURO Group Holdings Corp. 2017 Incentive Plan, as amended effective June 17, 2021; and (f) all fees payable in connection with the Tail Policies. “Transaction Personal Information” means Personal Information in the possession, custody or control of the Seller or the Company, including Personal Information about the Employees, contractors, suppliers, customers, directors, officers or shareholders that is or will be (a) disclosed to the Purchaser prior to the Closing Date by the Seller or the Company, or (b) collected by the Purchaser prior to the Closing Date from the Seller or the Company, in either case in connection with the Transactions. “Transactions” means the acquisition by the Purchaser of the Purchased Shares and the other transactions ancillary thereto as contemplated by this Agreement and the other Transaction Documents, all as further described and provided for herein. “Transition Services Agreement” means the transition services agreement between Purchaser and Seller (or Affiliates thereof) duly executed and delivered on the date hereof, which shall become effective as of the Closing Date. “Undisputed Amounts” has the meaning specified in Section 2.4(c)(iii). “Unrestricted Cash” means Cash, only to the extent such amounts are held in the name of the Group Companies and are freely available for spending or lending by the Group Companies in the Ordinary Course, and shall exclude any Restricted Cash, amounts

18 Click or tap here to enter text. restricted or trapped, or any other amounts not freely available, calculated in accordance with Exhibit “A”. 1.2 Gender and Number In this Agreement, unless there is something in the subject matter or context inconsistent therewith, words importing the singular number only (including defined terms) include the plural and vice versa and words importing a gender include all genders and, in each case, the rest of any sentence including such words is to be construed as if the necessary grammatical changes had been made. 1.3 Certain Phrases and Calculation of Time (a) In this Agreement: (i) the words “including” and “includes” mean “including (or includes) without limitation”; and (ii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. If the last day of any such period is not a Business Day, such period will end on the next Business Day. (b) When calculating the period of time “within” which or “following” which any act or event is required or permitted to be done, notice given or steps taken, the date which is the reference date in calculating such period is to be excluded from the calculation. If the last day of any such period is not a Business Day, such period will end on the next Business Day. (c) Without limiting the generality of the foregoing, whenever payments are to be made or an action taken on a day which is not a Business Day, such payment will be made or such action taken on the next Business Day. 1.4 Other Terms In this Agreement: (a) the phrases “the aggregate of”, “the total of” and “the sum of” and phrases of similar meaning mean “the aggregate (or total or sum), without duplication, of”; (b) the words “hereof”, “herein”, “hereunder” and “hereto” and similar expressions refer to this Agreement as a whole; (c) the word “or” is not exclusive; (d) the words “delivered”, “made available” and “furnished” and similar expressions mean that the information, document or materials referred to have been physically or electronically (including through the Data Room) delivered to the relevant Parties; and

19 Click or tap here to enter text. (e) the words “executed” and “signed” include electronic signatures and execution thereby, and an electronic signature shall have the same legal effect, and be as valid and enforceable, as a manually executed signature. 1.5 Headings, etc. The inclusion of a table of contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect or be used in the construction or interpretation of this Agreement. 1.6 References to the Disclosure Letters and Exhibits (a) If a matter is said to be set out, disclosed, listed, described or reflected in a particular section of a Disclosure Letter, it is deemed to have been sufficiently disclosed to the Parties only if such matter is fully and plainly described in that particular section of the applicable Disclosure Letter or there is, in that particular section, a specific cross-reference to another section of the applicable Disclosure Letter. No such matter is considered to be sufficiently disclosed if it is set out in any other section of a Disclosure Letter unless there is full and plain description in the cross-referenced section. Nothing set out in a Disclosure Letter establishes a standard of materiality. (b) The Seller Disclosure Letter and the information contained therein does not constitute or imply, and will not be construed as: (i) any representation, warranty, covenant or agreement which is not expressly set out in this Agreement; or (ii) an admission of any liability or obligation of the Seller in respect of a possible breach or violation of any Contract or Law. (c) The Disclosure Letters and the exhibits form an integral part of this Agreement. (d) Each of the Disclosure Letters contains confidential information and is subject to all the terms and conditions of the Confidentiality Agreement. 1.7 Currency All monetary amounts in this Agreement, unless otherwise specified, are stated in Canadian currency. 1.8 Knowledge Where any representation or warranty in this Agreement is expressly qualified by reference to the knowledge of the Seller, it is deemed to refer to the knowledge of those Persons identified in Section 1.8 of the Seller Disclosure Letter by reference to their names and their respective positions, and without personal liability on the part of any such Persons, or the knowledge that would have been obtained by any such reasonably

20 Click or tap here to enter text. prudent person in the position of such Persons following a reasonable due and diligent inquiry into the relevant subject matter. 1.9 Statutory References Except as otherwise specifically provided in this Agreement, any reference to a statute in this Agreement refers to that statute and the rules, regulations and ministerial orders made under that statute in effect on the date of this Agreement. 1.10 No Presumption The Parties and their counsel have participated jointly in the negotiation and drafting of this Agreement and each of the other Transaction Documents. If an ambiguity or a question of intent or interpretation arises, this Agreement and each of the other Transaction Documents are to be construed as if drafted jointly by the Parties. No presumption or burden of proof should arise in favour of any Party by virtue of the authorship of any provision of this Agreement or any of the other Transaction Documents. 1.11 Governing Law (a) This Agreement is governed by and is to be interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. (b) Each of the Parties irrevocably attorns and submits to the exclusive jurisdiction of the courts of Ontario in any action or proceeding arising out of, or relating to, this Agreement. Each of the Parties waives objection to the venue of any action or proceeding in such court or any argument that such court provides an inconvenient forum. (c) Each of the Parties irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of, or related to, this Agreement or any other Transaction Document. Article 2 Purchased Shares and Purchase Price 2.1 Purchase and Sale Subject to the terms and conditions of this Agreement, the Seller covenants and agrees to sell, assign, transfer and deliver to the Purchaser, and the Purchaser covenants and agrees to purchase and acquire from the Seller on the Closing Date, the Purchased Shares. 2.2 Purchase Price The purchase price (the “Purchase Price”) payable by the Purchaser to the Seller for the Purchased Shares shall be an amount equal to $55,000,000, as adjusted pursuant to Section 2.4. The Purchase Price attributable to each class of the Purchased Shares shall be allocated as the consideration payable under this Agreement for each such class as set out in Exhibit “D”.

21 Click or tap here to enter text. 2.3 Payment of the Purchase Price At the Closing, the Purchaser shall pay the Estimated Purchase Price to the Seller, less: (a) the following amounts (collectively, the “Purchase Price Adjustment Holdback”) which shall be deposited in escrow with a third party escrow agent on the Closing Date in accordance with the terms of the escrow agreement attached as Exhibit “E” (the “Purchase Price Escrow Agreement”) and which shall be dealt with in accordance with Section 2.4: (i) $5,000,000; (ii) the amount, if any, by which the Estimated Closing Unrestricted Cash exceeds the Minimum Unrestricted Cash; and (iii) the amount, if any, by which the Estimated Closing TBV minus the Target TBV exceeds $7,500,000 (the “TBV Upside Cap”); provided, however that the TBV Upside Cap shall be increased on a dollar-for-dollar basis by the amount of capital that is contributed by Seller or any of its Affiliates to the Company or any of its Affiliates during the Closing Period for the purpose of supporting the growth of the Business; provided, however, that such increase shall be limited to a maximum of $10,000,000 such that the TBV Upside Cap shall not under any circumstance exceed $17,500,000; (b) $3,750,000 (the “R&W Insurance Holdback”) which shall be deposited in escrow with a third party escrow agent on the Closing Date in accordance with the terms of the Purchase Price Escrow Agreement and which shall be dealt with in accordance with Section 2.5; and (c) $350,000 (the “Contestation Holdback”) which shall be deposited in escrow with a third party escrow agent on the Closing Date in accordance with the terms of the Purchase Price Escrow Agreement and which shall be dealt with in accordance with Section 2.6, in cash, by way of wire transfer of immediately available funds (such payment, the “Closing Date Payment”). The Closing Date Payment shall be calculated in accordance with Exhibit “A1”. 2.4 Purchase Price Adjustments (a) Closing Adjustment (i) At least five Business Days before the Closing, the Seller shall prepare and deliver to the Purchaser a statement setting forth its good faith estimate of the Closing TBV (the “Estimated Closing TBV”), which statement shall contain an estimated balance sheet of the Company and an estimate of the Group Companies’ unpaid Transaction Expenses, and prepare and deliver an estimate of the Company’s Unrestricted Cash (the “Estimated Closing Unrestricted Cash”) as of the Closing Date (without giving effect to the Transactions herein) prepared in accordance with the Accounting Principles, and a calculation of Estimated Closing TBV and Estimated

22 Click or tap here to enter text. Closing Unrestricted Cash (and copies of the relevant bank statement or other evidence reflecting the balance of the Estimated Closing Unrestricted Cash) (the “Estimated Closing Statements”) in the form attached hereto as Exhibit “A”. (ii) The Purchaser will have the right to review the financial Books and Records relevant to the preparation of the statements setting forth the Estimated Closing TBV and the Estimated Closing Unrestricted Cash and the Seller agrees to cause the accounting personnel of the Company and Opco to assist the Purchaser in accessing and reviewing such Books and Records. The Seller will consider in good faith any comments from the Purchaser regarding the statements containing the Estimated Closing TBV and the Estimated Closing Unrestricted Cash. (iii) If the result of the Estimated Closing TBV minus the Target TBV is a positive number, the Purchase Price shall be increased by such amount on a dollar-for-dollar basis, without duplication. If the result of the Estimated Closing TBV minus the Target TBV is a negative number, the Purchase Price shall be reduced by the TBV Shortfall Factor. (iv) If the result of the Estimated Closing Unrestricted Cash minus the Minimum Unrestricted Cash is a positive number, the Purchase Price shall be increased by such amount on a dollar-for-dollar basis, without duplication. If the result of the Estimated Closing Unrestricted Cash minus the Minimum Unrestricted Cash is a negative number, the Purchase Price shall be reduced by such amount on a dollar-for-dollar basis, without duplication. (v) The Purchase Price as adjusted pursuant to this Section 2.4(a)(iii) and (iv) and calculated in accordance with Exhibit "A1" is referred to as the “Estimated Purchase Price”. (b) Post-Closing Adjustment (i) On or before October 30, 2023 if the Closing occurs on or prior to September 30, 2023, or within 60 days after the Closing Date if the Closing occurs after September, 30, 2023, the Purchaser shall prepare and deliver to the Seller a statement setting forth the Purchaser’s calculation of the Closing TBV (the “Closing TBV Statement”), which statement shall contain an unaudited balance sheet of the Company, including any unpaid Transaction Expenses of the Group Companies, and including a calculation of the Unrestricted Cash (the “Closing Unrestricted Cash Statement”, and together with the Closing TBV Statement, the “Closing Statements”), as of the Effective Time (without giving effect to the Transactions herein) prepared in accordance with the Accounting Principles, and calculations of the Closing TBV, Closing Unrestricted Cash and the Purchase Price, with the amount thereof (A) increased on a dollar- for-dollar basis, without duplication, if the result of the Closing TBV minus the Target TBV is a positive number and decreased by the TBV Shortfall Factor if the result of the Closing TBV minus the Target TBV is a negative number, and (B) increased on a dollar-for-dollar basis, without duplication, if the result of the Closing Unrestricted Cash minus the Minimum

23 Click or tap here to enter text. Unrestricted Cash is a positive number and decreased on a dollar-for-dollar basis, without duplication, if the result of the Closing Unrestricted Cash minus the Minimum Unrestricted Cash is a negative number. The Purchase Price as finally determined pursuant to Section 2.4(b) is referred to as the “Final Purchase Price”. (ii) The post-closing adjustment shall be an amount equal to the Final Purchase Price minus the Estimated Purchase Price (the “Post-Closing Adjustment”). (iii) If the Post-Closing Adjustment is a positive number, (i) the Purchase Price Adjustment Holdback shall be released to the Seller pursuant to the terms of the Purchase Price Escrow Agreement; and (ii) the Purchaser shall promptly pay to the Seller, in cash by wire transfer, bank draft or other immediately available funds, an amount, if any, by which the absolute value of the Post-Closing Adjustment exceeds the Purchase Price Adjustment Holdback. (iv) If the Post-Closing Adjustment is a negative number, (i) the Purchase Price Adjustment Holdback, in an amount equal to the absolute value of the Post- Closing Adjustment, shall be released to the Purchaser pursuant to the terms of the Purchase Price Escrow Agreement; and (ii) the Seller shall promptly pay to the Purchaser the amount, if any, by which the absolute value of the Post-Closing Adjustment exceeds the Purchase Price Adjustment Holdback. (c) Examination and Review (i) Examination. After receipt of the Closing Statements, the Seller shall have 30 days (the “Review Period”) to review the Closing Statements. During the Review Period, the Seller and its accountant shall have full access to the books and records of the Company, the personnel of, and work papers prepared by, the Purchaser or its accountant or both, at any time during normal business hours and upon reasonable notice for any proper purpose and without undue interference to the business operations of the Company, to the extent that they relate to the Closing Statements and to such historical financial information relating to the Closing Statements as the Seller may reasonably request for the purpose of reviewing the Closing Statements and to prepare a Statement of Objections (as defined below). (ii) Objection. On or before the last day of the Review Period, the Seller may object to the Closing Statements by delivering to the Purchaser a written statement setting forth the Seller’s objections in reasonable detail, indicating each disputed item or amount and the basis for the Seller’s disagreement therewith (the “Statement of Objections”). If the Seller fails to deliver the Statement of Objections on or before the last day of the Review Period, the Closing Statements and the Post-Closing Adjustment, as the case may be, reflected in the Closing Statements shall be deemed to have been accepted by the Seller. If the Seller delivers the Statement of Objections on or before the last day of the Review Period, the Purchaser and the Seller shall negotiate to resolve such objections within 30 days

24 Click or tap here to enter text. after the delivery of the Statement of Objections (the “Resolution Period”), and, if the Statement of Objections are so resolved within the Resolution Period, the Post-Closing Adjustment and the Closing Statements, together with such changes as may have been previously agreed in writing by the Parties, shall be final and binding upon the Parties. (iii) Resolution of Disputes. If the Parties fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections during the Resolution Period, then any amounts remaining in dispute (the “Disputed Amounts” and any amounts not so disputed, the “Undisputed Amounts”) shall be submitted for resolution to Ernst & Young or, if such accountant is unable to serve, the Parties shall appoint by mutual agreement the office of an impartial nationally recognized firm of independent chartered professional accountants other than the Seller’s or the Purchaser’s respective accountants (the “Independent Accountant”) who, acting as an expert and not as an arbitrator, shall resolve the Disputed Amounts only and make any adjustments, as the case may be, to the Post- Closing Adjustment and the Closing Statements. The Parties agree that all adjustments shall be made without regard to materiality. The Independent Accountant shall only decide the specific items under dispute by the parties and its decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Statements and the Statement of Objections, respectively; provided, however, that if the resolution of any disputed item gives rise to a corresponding entry, such corresponding entry shall be included in the Independent Accountant’s determination procedures (for example, a misclassification of outstanding cheques between accounts payable and cash will require adjustment to both accounts, even if the disputed item related only to accounts payable and not cash). The Independent Accountant shall provide copies of the supporting documentation and materials provided by each of the Seller and the Purchaser in respect of their respective positions for the Disputed Amounts upon receiving such supporting documentation and materials by each Party. (iv) Fees of the Independent Accountant. The fees and expenses of the Independent Accountant shall be paid by the Seller, on the one hand, and by the Purchaser, on the other hand, based upon the proportion that the amount actually contested but not awarded to the Seller or the Purchaser, respectively, bears to the aggregate amount actually contested by the Seller and the Purchaser. For example, should the Disputed Amount be for $1,000 and the Independent Accountant awards $600 in favour of the Purchaser’s position, 60% of the costs of the Independent Accountant’s review would be borne by the Seller and 40% of the costs would be borne by the Purchaser. (v) Determination by Independent Accountant. The Independent Accountant shall make a determination as soon as practicable within 30 days (or such other time as the Parties shall agree in writing) after its engagement, and its resolution of the Disputed Amounts and its adjustments to the Closing Statements and the Post-Closing Adjustment,

25 Click or tap here to enter text. which, absent any manifest error, shall be conclusive and binding upon the Parties. (vi) Payments of Post-Closing Adjustment. Except as otherwise provided herein, any payment of the Post-Closing Adjustment shall (A) be due (x) within five Business Days of acceptance of the applicable Closing Statements, or (y) if there are Disputed Amounts, then within five Business Days of the resolution described in 2.4(c)(iii); and (B) be paid in accordance with Section 2.4(b)(iii) or 2.4(b)(iv), as applicable. (d) Any adjustment to the Purchase Price pursuant to this Section 2.4 shall be allocated among the Purchased Shares in accordance with the methodology set out in Exhibit “D”. The determination and adjustment of the Purchase Price in accordance with the provisions of this Section 2.4 do not limit or affect any other rights or causes of action which either the Purchaser or the Seller may have with respect to the representations, warranties, covenants and indemnities in its favour contained in this Agreement. 2.5 R&W Insurance Holdback (a) An amount equal to the R&W Insurance Holdback shall be deposited in escrow with a third party escrow agent following the Closing Date in accordance with the terms of the Purchase Price Escrow Agreement, subject to reduction and set-off in the manner provided in such escrow agreement, and shall be released to the Seller as follows: (i) on the second anniversary of the Closing Date, 50% of the R&W Insurance Holdback that has not been set-off against, or is otherwise not subject to, then outstanding Claims; and (ii) the remainder, in equal amounts payable on the third and fourth anniversaries of the Closing Date. (b) The R&W Insurance Holdback will be held as security for Claims and Damages arising as a result of the non-performance or breach by the Seller of its representations, warranties, covenants or indemnities hereunder. 2.6 Contestation Holdback An amount equal to the Contestation Holdback shall be deposited in escrow with a third party escrow agent following the Closing Date for the purpose of funding any third-party costs (including professional and advisor fees) incurred by the Purchaser or the Group Companies in respect of, or in connection with, the defence of the CRA Claim (as defined in the CRA Holdback Escrow Agreement), including fees payable to KPMG LLP (“Contestation Costs”). The Contestation Holdback shall be released as follows: (a) to the Purchaser to fund and satisfy Contestation Costs, as such amounts become payable by the Purchaser or the Group Companies; provided that the Purchaser shall provide the Seller with all invoices and supporting documents in respect of such fees payable by the Purchaser or Group Companies; and

26 Click or tap here to enter text. (b) the remainder, if any, shall be released to the Seller, as soon as reasonably practicable following the earlier of: (i) the time the Securityholders (as defined in the CRA Holdback Escrow Agreement) assume the investigation and defence of the CRA Claim pursuant to the CRA Holdback Escrow Agreement; and (ii) the time at which the Escrow Funds have been fully released pursuant to the terms of the CRA Holdback Escrow Agreement. Article 3 Representations and Warranties of the Seller The Seller represents and warrants as follows to the Purchaser and acknowledges and confirms that the Purchaser is relying upon the representations and warranties in entering into this Agreement and purchasing the Purchased Shares. Unless otherwise specified, the representations and warranties in this Article 3 are given since the Curo Acquisition Date. 3.1 Incorporation and Corporate Power Each of the Seller and the Group Companies is a corporation or partnership duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. Each of the Seller and each Group Company has the corporate power and authority to own and operate their respective property and Assets and carry on the Business. The Seller has the corporate power and authority to enter into and to perform its obligations under this Agreement and the Seller and each Group Company has the corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party. 3.2 Corporate Authorizations The execution, delivery and performance by the Seller of this Agreement and of each of the Transaction Documents to which it is a party: (a) has been duly authorized by all necessary corporate action on the part of the Seller or Group Company, as applicable; and (b) does not (or would not with the giving of notice or the passage of time) result in a breach or a violation of, or conflict with, any of its constating documents or by-laws or any shareholders’ agreement to which a Group Company is a party or subject or by which it is bound or affected, and does not permit any Person to exercise any rights under such documents; (c) result in the creation of any Lien on the Purchased Shares or Assets of the Group Companies; This Agreement and the Transaction Documents constitute legal, valid and legally binding obligations of the Seller enforceable against it in accordance with their respective terms.

27 Click or tap here to enter text. 3.3 No Conflict with Authorizations, Laws, etc. The execution or delivery of, or the performance of obligations under, or the matters contemplated by, this Agreement or any Transaction Document by the Seller does not (or would not with the giving of notice or the passage of time): (a) result in a breach or a violation of, or cause the termination or revocation of, any Authorization to which any Group Company is a party to or bound by; (b) result in a breach or a violation of, or conflict with, any judgement, order or decree of any Governmental Authority to which any Group Company is a party or bound by; or (c) result in a breach or a violation, in each case in any material respect, of any Laws applicable to any Group Company. 3.4 No Conflict with Contracts Except as set forth in Section 3.4 of the Seller Disclosure Letter, the execution, delivery and performance of this Agreement or any Transaction Document by the Seller does not (or would not with the giving of notice, the passage of time or the happening of any other event or circumstance): (a) result in a breach or violation of, or conflict with, any Material Contract, in each case in any material respect; or (b) result in or give any Person the right to seek, or to cause the termination, cancellation, acceleration or amendment of any Material Contract; or (c) result in any additional or more onerous obligation on any Group Company under any Material Contract. 3.5 Required Authorizations There is no requirement for the Seller or any Group Company to make any filing with, give any notice to, or obtain any Authorization of, any Governmental Authority as a result of, or in connection with, or as a condition to the Seller’s lawful completion of, the execution, delivery and performance of this Agreement and the Transaction Documents, except for the requirement for Competition Act Approval and the filings, notifications and Authorizations listed and described in Section 3.5 of the Seller Disclosure Letter. 3.6 Third Party Consents Section 3.6 of the Seller Disclosure Letter sets out a complete list of all material notifications required to be given and waivers, approvals and consents required to be obtained by any Group Company in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents.

28 Click or tap here to enter text. 3.7 Restrictive Documents Provided the Required Consents and Authorizations are obtained, except as set out in Section 3.7 of the Seller Disclosure Letter, no Group Company is subject to, or a party to, any restriction under its articles or constating documents, any applicable Law, any claim, any contract or instrument, any Lien or any other restriction of any kind or character which would: (i) prevent or restrict the consummation of the transactions contemplated by this Agreement; (ii) prevent or restrict the compliance by the Company with the terms, conditions and provisions hereof; (iii) prevent or restrict the operation of the Business after the date hereof; or (iv) to the knowledge of the Seller, limit the freedom of any Group Company to: (a) compete in any line of business or geographic area in respect of point- of-sale financing to consumers for the purchase of goods and services at retailers in the jurisdictions set out in Section 3.7 of the Seller Disclosure Letter, (b) acquire goods or services material to the Business from any supplier, (c) except as required by applicable Law, establish the prices at which it may sell any goods or services in such lines of business and jurisdictions, (d) sell goods or services to any customer or potential customer in such lines of business and jurisdictions, or (e) transfer or move any of its assets or operations in such lines of business and jurisdictions. 3.8 Authorized and Issued Capital (a) The authorized and issued capital of the Company is set forth in Section 3.8 of the Seller Disclosure Letter. (b) The Seller is the sole registered and beneficial owner of each issued and outstanding security of the Company and the number and class of the security owned by the Seller is set forth in Section 3.8 of the Seller Disclosure Letter. (c) The rights, privileges, restrictions and conditions attached to the issued and outstanding shares of the Company are as set out in the Company Articles. The Company has no obligation to pay any dividend or make any other distributions or similar payments in respect of any of the Purchased Shares. (d) The Purchased Shares have been duly authorized and validly issued as fully-paid and non-assessable shares, in compliance with all securities Laws and the Company Articles and other constating documents, and any agreement to which the Company is a party or by which it is bound. (e) Except as set forth in Section 3.8 of the Seller Disclosure Letter and as contained in the Company Articles, there is no Lien, pre-emptive rights, restrictions on transfer or third party right over the share capital or other equity interest of the Company and there is no agreement to create any Lien or any such right. (f) There are no voting trusts, proxies or other similar agreements with respect to the voting of any securities of the Company. 3.9 Title to Purchased Shares The Purchased Shares are owned by the Seller as the registered and beneficial owner thereof with good and valid title thereto, free and clear of all Liens. Upon completion of the Transactions, the Purchaser will have legal and beneficial and good and valid title to each

29 Click or tap here to enter text. of the Purchased Shares, free and clear of all Liens other than those created by the Purchaser. 3.10 Sufficiency of Assets The Business is the only business operation carried on by the Group Companies and the Assets include all rights, assets and property necessary for the conduct of the Business after Closing substantially in the same manner as it was conducted prior to Closing. 3.11 Dividends and Other Distributions Since the Reference Date, no Group Company has declared or paid any dividends (whether in cash or in kind) or declared or made any other distribution on any of its shares or other securities and have not, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or other securities or agreed to do any of the foregoing. 3.12 Officers and Directors A true and complete list of all of the directors and officers of the Group Companies as at the date of this Agreement is set out in Section 3.12 of the Seller Disclosure Letter. 3.13 Unanimous Shareholders’ Agreement, etc. The Company has not been a party to, subject to, or affected by, any unanimous shareholders’ agreement or declaration, and there are no shareholders’ agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the securities of the Company. 3.14 Corporate Records The Corporate Records have been made available to the Purchaser. The Corporate Records are complete and accurate in all material respects. Corporate proceedings and actions reflected in the Corporate Records have been conducted or taken, in compliance in all material respects with all applicable Laws and with the articles, by-laws and other constating documents of the Group Companies. The articles, and by-laws of the Group Companies contained in the Corporate Records are in full force and effect unamended. 3.15 Subsidiaries (a) Each Company Subsidiary has the issued and authorized share capital and ownership set out in Section 3.15 of the Seller Disclosure Letter. The name of each registered and beneficial owner of securities of each of the Company Subsidiary and the number and class of securities owned by such Person is set forth in Section 3.15 of the Seller Disclosure Letter. All such securities listed in Section 3.15 of the Seller Disclosure Letter represent all of the issued and outstanding securities in the capital of each Company Subsidiary, and such securities have been duly authorized and validly issued as fully-paid and non-assessable shares of each such Company Subsidiary, in compliance with all securities Laws and the respective Company Subsidiary’s articles and other constating documents, and any agreement to which the applicable Company Subsidiary is a party or by which it is bound.

30 Click or tap here to enter text. (b) Except as set forth in Section 3.15 of the Seller Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, at any time, any equity or similar interest in, any Person. Except as set forth in Section 3.15 of the Seller Disclosure Letter, No Company Subsidiary has an obligation to pay any dividend or make any other distributions or similar payments in respect of any outstanding securities. (c) The rights, privileges, restrictions and conditions attached to the issued and outstanding shares of each Company Subsidiary are as set out in their respective articles. (d) Except as set forth in Section 3.15 of the Seller Disclosure Letter, as contained in the articles, by-laws or other constating documents of each Company Subsidiary, there is no Lien, pre-emptive rights, restrictions on transfer or third party right over the share capital or other equity interest of any Company Subsidiary and there is no agreement to create any Lien or any such right. (e) Except as set forth in Section 3.15 of the Seller Disclosure Letter, there are no outstanding or authorized (i) securities or obligations convertible into or exchangeable for, at any time, shares or other securities of any Company Subsidiary, (ii) options, warrants or other rights to purchase shares or other securities of any Company Subsidiary, or (iii) repurchase or redemption rights in respect of the shares or other securities of any Company Subsidiary. (f) There are no voting trusts, proxies or other similar agreements with respect to the voting of any securities of any of the Company Subsidiaries. (g) The Group Companies do not own any securities issued by, or any equity or ownership interest in, any other Person, other than the Company Subsidiaries. 3.16 Qualification Other than as set out in Section 3.16 of the Seller Disclosure Letter, each Group Company is duly qualified, licenced or registered to carry on the Business in the jurisdictions set out in Section 3.16 of the Seller Disclosure Letter, such jurisdictions being the only jurisdictions where each Group Company is qualified to carry on the Business. Other than as disclosed in Section 3.16 of the Seller Disclosure Letter, none of the Group Companies carry on any business in any jurisdiction. 3.17 Conduct of Business in Ordinary Course Since the Reference Date, the Business has been carried on in the Ordinary Course. 3.18 Compliance with Laws (a) None of the Group Companies, nor to the knowledge of the Seller, any director, officer, agent, Employee or other Person acting on behalf of the Group Companies has, in the course of its actions for, or on behalf of, the Group Companies: (i) used, or authorized the use of, any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made, or

31 Click or tap here to enter text. authorized the making of, any direct or indirect unlawful payments to any Canadian or foreign government official or Employee from corporate funds; (iii) violated or is in violation of any provision of the Canadian Corruption of Foreign Public Officials Act, the United States Foreign Corrupt Practices Act or any similar act under any applicable Law that the Company is subject to; or (iv) made, or authorized the making of, any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or Employee. (b) Since the Curo Acquisition Date: (i) except as set out in Section 3.18(b) of the Seller Disclosure Letter, the Group Companies are, and have at all times been, conducting the Business in compliance in all material respects with applicable Laws; (ii) the Group Companies have taken all reasonable steps to materially comply with the respective requirements of the Laws referenced in Section 3.18(b) of the Seller Disclosure Letter; (iii) no event has occurred and no circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation or a failure to comply in any material respect with any Laws applicable to the Business, or to the Group Companies, except as set out in Section 3.18(b) of the Seller Disclosure Letter; (iv) neither the Seller nor any Group Company has received any notice or other communication (whether written or oral) from any Governmental Authority regarding any actual, alleged, possible or potential violation of, or failure to comply with, any such Laws; and (v) there have been no adverse findings by a Governmental Authority relating to the Business or the Accounts which would reasonably be expected to result in the Group Companies being required to take any remedial action. 3.19 AML Laws (a) For purposes of this Section 3.19, a reference to the Group Companies includes their respective directors, officers, Employees and other Persons acting on their behalf, directly or indirectly. (b) Each of the Group Companies is, and has been at all times since the Curo Acquisition Date, conducting the Business in compliance in all material respects with applicable AML Laws. The Group Companies are not the subject of any examination, inquiry or enforcement proceedings (or, to the knowledge of the Seller, any investigations) by or before any Governmental Authority regarding any offence or alleged offences under any AML Laws and, to the knowledge of the Company, no such examination, investigation, inquiry or proceeding is pending or has been threatened. (c) Each Group Company has maintained complete and accurate records in all material respects of Material Merchants, including directorship information of

32 Click or tap here to enter text. merchants, as required by the applicable “know your customer” legislation in all applicable jurisdictions. 3.20 Sanctions Laws No Group Company, nor any of their respective directors, officers, employees: (a) is, nor since the Curo Acquisition Date has been, a Sanctioned Person; (b) since the Curo Acquisition Date has transacted any business directly or indirectly with any Sanctioned Person in violation of Sanctions Laws; or (c) since the Curo Acquisition Date has taken any action that would cause any Group Company to violate any applicable Sanctions Laws. 3.21 Business Authorizations Other than as set out in Section 3.21 of the Seller Disclosure Letter, the Group Companies own, possess or use in the operation of the Business, all Authorizations which are necessary for them to conduct the Business as currently conducted or for the ownership and use of the Assets. A complete and accurate list of such Authorizations are set out in Section 3.21 of the Seller Disclosure Letter, true and complete copies of which have been delivered or made available to the Purchaser. Each such Authorization is valid, subsisting and in good standing, and no event has occurred or circumstance exists that (with or without notice or lapse of time) would constitute or result in a violation of such Authorization to the knowledge of the Seller. There is no agreement, judgment, order or decree restricting the Business and, to the knowledge of the Seller, no proceedings are pending or threatened to revoke or limit any Authorization, and all necessary steps have been taken and filings made on a timely basis with respect to each Authorization and its renewal. To the knowledge of the Seller, there are no facts or circumstances that could significantly affect the ability of the Group Companies to continue to operate the Business as presently conducted by it following the completion of the Transactions. 3.22 Title to the Assets The Group Companies have good and marketable title to all of the Assets that they purport to own. The Group Companies have legal and beneficial ownership of the Assets free and clear of all Liens other than Permitted Liens. No other Person owns any of the Assets being used in the Business except for the Leased Properties and personal or moveable property leased to the Company as set forth in Section 3.22 of the Seller Disclosure Letter. 3.23 No Options, etc. Except as set forth in Section 3.23 of the Seller Disclosure Letter, no Person, other than the Purchaser pursuant to this Agreement, has any written or oral agreement, option, or warrant or any right or privilege (whether by law or pre-emptive or contractual right) capable of becoming such for the purchase, subscription, allotment or issuance of any of the unissued equity interests of the Group Companies, or of any securities of the Group Companies, and no equity interests of the Company have been reserved for any purpose. Except as set forth in Section 3.23 of the Seller Disclosure Letter, there are no securities or obligations convertible into or exchangeable for, at any time, shares or other securities

33 Click or tap here to enter text. of the Group Companies. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into or exchangeable into securities having the right to vote) on any matters on which shareholders of the Company must vote. There are no outstanding contractual obligations of the Company which require the Company to repurchase, redeem or otherwise acquire any equity interests of the Company, or provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. There are no equity interest appreciations, rights, phantom equity or similar rights, agreements, arrangements or commitments, in each case based on the book value, income or any other attribute of the Company. 3.24 Leases and Leased Property (a) None of the Group Companies own any real property. (b) None of the Group Companies are a party to, or under any agreement to become a party to, any real property lease other than the Leases, true, correct and complete copies of which have been made available to the Purchaser and, except as set forth in Section 3.24 of the Seller Disclosure Letter, no changes have been made to any of the Leases since such Leases were made available to the Purchaser. (c) Section 3.24 of the Seller Disclosure Letter sets forth a true, correct and complete description of all real property leased, licensed to or otherwise used or occupied by the Group Companies, including the address thereof, the annual fixed rent, the expiration of the term, any extension options and any security deposits. Each Lease is in good standing in all material respects and creates a good and valid leasehold estate in favour of the Company in the Leased Properties thereby demised and is enforceable in accordance with its terms and is in full force and effect without amendment, except for the amendments set forth in Section 3.24 of the Seller Disclosure Letter. No Group Company has leased or sublet as lessor or sublessor, and no Person (other than the applicable Group Company) is in possession of the Leased Properties. There are no Contracts between the landlord and tenant, or sublandlord and subtenant, or other relevant parties relating to the use and occupation of the Leased Properties, other than as contained in the Leases. (d) With respect to each Lease where the applicable Group Company is a tenant, except as set forth in Section 3.24 of the Seller Disclosure Letter: (i) all rents and additional rents have been paid; (ii) no waiver, indulgence or postponement of the Group Company’s obligations has been granted by the lessor; and (iii) there exists no default or event of default or event, occurrence, condition or act which, with the giving of notice, the passage of time or the happening of any other event or circumstance, would become a default under each of the Leases or give rise to a right of amendment, acceleration, cancellation or termination of such Lease or restrict the ability of the applicable Group Company to exercise any of its rights as lessee thereunder, including any rights of renewal or first rights of refusal contained therein.

34 Click or tap here to enter text. (e) The Leased Properties are (i) in good condition and repair (subject to normal wear and tear), and (ii) sufficient for the operation of the Business as it is currently conducted. (f) To the knowledge of the Seller, there are no certificates of occupancy applicable to the Leased Properties, and no other permits required to be issued in connection with the Leased Properties. (g) To the knowledge of the Seller, none of the Leased Properties, nor their use, operation or maintenance for the purpose of carrying on the Business, violate any restrictive covenant stated in the applicable Lease, and to the knowledge of the Seller there are no restrictive covenants, other than those stated in the applicable Lease, that are applicable to the Leased Properties. 3.25 Environmental Matters To the knowledge of the Seller, all operations of the Group Companies have been and are in compliance, in all material respects, with all applicable environmental laws, and, to the knowledge of the Seller, there are no material environmental risks or issues in respect of the operations of the Group Companies. The Group Companies have not received nor are aware of any existing, pending or threatened claims concerning the failure of the operations of the Group Companies to comply with any applicable environmental laws. 3.26 Material Contracts (a) Except as set out in Section 3.26 of the Seller Disclosure Letter (the “Material Contracts”), the Amended LFL Agreement and the Leases, no Group Company is a party to or bound by: (i) any Contract for the purchase or sale of materials, supplies, equipment or services, and any Contract with a Vendor to the Business, excluding Contracts between any Group Company and Merchants: (i) involving, in the case of any such Contract, the payment by or to the Group Companies of more than $250,000 in aggregate (for any single Contract) in the 12- month period ending May 31, 2023, or (ii) which contains minimum purchase commitments in excess of $500,000 in a 12-month period or requirements or other terms that restrict or limit the business or activities of the Group Companies; (ii) any promissory note, loan agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging or swap arrangement and for greater certainty, including the Debt Documents; (iii) any Contract for capital expenditures in excess of $250,000 in the aggregate for any single Contract, with the exception of any Contracts disclosed in Section 3.26(a)(i); (iv) any Contract pursuant to which the Company is a lessor or lessee of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

35 Click or tap here to enter text. (v) any collective agreement with an Employee union; (vi) any written employment agreement, severance or similar written Contract, or consulting agreement, with any current officer, employee, director or independent contractor of any Group Company pursuant to which such individual receives annual base salary, or annualized consulting fees, in excess of $100,000 in the aggregate for any single Contract; (vii) any Contract with an affiliate of the Group Companies or any other Person with whom the Company does not deal at arm’s length within the meaning of the Tax Act; (viii) any agreement of guarantee, support, indemnification or assumption or any similar commitment with respect to the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person; (ix) any partnership, joint venture, or other similar Contract, any Contract involving a sharing of profits with any Person or any Contract relating to the acquisition or disposition of any business (whether by merger, sale of shares, sale of assets or otherwise); (x) any Material Securitization Contract; (xi) any Material Merchant Agreement; or (xii) any Contract material to the Business or any of the Assets or any Contract made outside of the Ordinary Course. True and complete copies of all Material Contracts have been made available to the Purchaser. (b) Except as set out in Section 3.26 of the Seller Disclosure Letter, each Material Contract is in full force and effect, unamended and is a legal, valid and binding obligation of the applicable Group Company, as the case may be; each Material Contract is enforceable against the Group Company, as the case may be, in accordance with its terms, subject, in each case, to bankruptcy, insolvency, reorganization or other applicable Laws affecting the enforcement of the rights of creditors; each Group Company, as the case may be, has performed, all obligations required to be performed by it in all material respects and is not, and to the knowledge of the Seller no other Person is, in material default under or in material breach of any Material Contract; and no event has occurred which is, or with the passage of time or the giving of notice or both would result in, a material default, breach or event of non-compliance under any Material Contract, including, without limitation, the Debt Documents, by the Group Companies. Except as set out in Section 3.26 of the Seller Disclosure Letter, there are no current or, to the knowledge of the Seller, pending negotiations with respect to the renewal, repudiation or material amendment of any such Material Contracts.

36 Click or tap here to enter text. (c) Except as set out in Section 3.26 of the Seller Disclosure Letter, no Material Contract includes any change of control provisions requiring payment to any Person in connection with the Transactions. (d) To the Seller’s knowledge, as of the date of this Agreement, no Material Merchant has indicated or given reason to believe that it will not renew its merchant agreement. 3.27 Intellectual Property and Intellectual Property Rights (a) Section 3.27 of the Seller Disclosure Letter sets forth a complete list and a brief description of (i) all Intellectual Property Rights which have been registered, or for which applications for registration have been filed, by or on behalf of the Group Companies in any jurisdiction, (ii) all material Intellectual Property owned by the Group Companies and used in connection with the operation of the Business as currently conducted. (b) Section 3.27 of the Seller Disclosure Letter sets forth a complete list and brief description of all Contracts and Liens relating to any of the Technology other than off-the-shelf software, including any licenses, agreements or other arrangements pursuant to which any Group Company: (i) has obtained any Intellectual Property Rights or the right to use any Intellectual Property; or (ii) has granted any Intellectual Property Rights or the right to use any Intellectual Property, in any jurisdiction. Such Contracts are in full force and effect and no material default exists on the part of the Group Companies or, to the knowledge of the Seller, on the part of the other parties thereto. (c) All of the Intellectual Property Rights and Intellectual Property listed in the Seller Disclosure Letter is either owned by Group Companies, who have the sole and exclusive right, title and interest in and to such Intellectual Property and Intellectual Property Rights, subject only to any Permitted Liens, or is the subject of an agreement granting the Seller or any Group Company the right to use such Intellectual Property and Intellectual Property Rights. The Group Companies have not taken or failed to take any action which would prejudice the obtaining of registration for any Intellectual Property, or the enforcement of any Intellectual Property Rights relating thereto. The Seller is not aware of any facts which would impair the ownership, right to use, or enforceability of any Intellectual Property or Intellectual Property Right. (d) To the knowledge of the Seller, no Person is currently breaching, violating, infringing, interfering or misappropriating any of the Intellectual Property or Intellectual Property Rights owned by the Group Companies (or has previously done so). There are no Claims in progress or pending or threatened against any Group Company relating to the Technology, alleging that the Group Company, or the conduct of the Business, as previously or presently conducted, including the Group Company’s use of the Intellectual Property, infringes upon, misappropriates, dilutes or otherwise violates the Intellectual Property Rights of another Person, and there is no valid basis for any such Claim. (e) To the knowledge of the Seller and the Group Companies, no current and former officers, Employees, and consultants of the Group Companies who participated in

37 Click or tap here to enter text. the creation or development of any Intellectual Property have claimed an ownership interest in any of the Technology. (f) No Governmental Authority, university, college, or other educational institution or research center has or purports to have any ownership in or rights to any Technology that any Group Company purports to own. (g) The Intellectual Property owned or licenced by the Group Companies constitutes all Intellectual Property necessary for the conduct of the Business as presently conducted. Following Closing, the Group Companies will be entitled to continue to use, practice and exercise rights in, all such Intellectual Property, to the same extent and in the same manner as used, practiced and exercised by the Group Companies prior to Closing, without financial obligation to any Person. (h) No other Person has funded any of the development of any Intellectual Property owned by the Group Companies in a manner that would affect the rights in such Intellectual Property. No Group Company is or has ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that could compel the grant or offer to any third Person any license or right to any Intellectual Property. 3.28 Information Technology (a) Section 3.28(a) of the Seller Disclosure Letter sets forth a complete and accurate list of the material Information Technology currently owned by, licensed to, or held by the Group Companies or otherwise used in the Business. As designated in Section 3.28(a) of the Seller Disclosure Letter, the Group Companies own, or pursuant to a written agreement listed in Section 3.28(a) of the Seller Disclosure Letter, have the right to use each element of the Information Technology to conduct the Business in the manner in which it is currently being conducted, and the Information Technology in use by the Group Companies is sufficient to conduct the Business in the manner in which it is currently being conducted. (b) The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in the loss or impairment of any of the Technology, or give rise to any right of any Person to terminate any rights under any licence, charge additional fees under any licence or exercise any new or additional rights under any Technology. Following Closing, the Group Companies, as applicable, will be entitled to continue to use, practice and exercise rights in, the Technology, to the same extent and in the same manner as the Group Companies currently use it, without financial obligation to any Person. (c) Except as otherwise set forth in Section 3.28(c) of the Seller Disclosure Letter, the Information Technology (i) is suitable for, and operates and performs in all material respects as required in connection with the operation of the Business as currently conducted; (ii) does not contain any known viruses or disabling mechanisms; and (iii) is free from known material defects or deficiencies. All elements of the Information Technology have been maintained in accordance with current industry practices. The Group Companies have not experienced any material disruption to, or material interruption in, the conduct of its business attributable to a defect, error, or other failure or deficiency of any Information Technology. The Group Companies

38 Click or tap here to enter text. are not in breach of any Contract related to any Information Technology, nor has any notice been served alleging any such breach of seeking to terminate the foregoing. To the Seller’s knowledge, there is no event that, with the passage of time, the giving of notice or both, would constitute a breach of any Contract related to any Information Technology. No breach or violation of any security program has occurred or is threatened, and there has been no unauthorized or illegal use of or access to any Information Technology or Technical Information. The Group Companies have taken all reasonable measures, consistent with current industry practices, to provide for the back-up and recovery of the data and information stored or processed using Information Technology without material disruption or interruption to the conduct of the Business. (d) The source code for all Software owned by the Group Companies is in human- readable computer language in accordance with current industry standards and practices to allow for the continuation of the Business as presently conducted, including the continued support, maintenance, testing, design and development of the Information Technology. No Group Company has delivered or made available the source code for any Software to any third party (other than employees, contractors and service providers of such Group Company who are under an obligation of confidentiality to such Group Company). No Information Technology has been placed into escrow and no Person is a beneficiary of any escrow agreement relating to the Information Technology. (e) None of the Software owned by the Group Companies contains, is derived from, is distributed or made available with or is being or was developed using Open Source Code that is licensed under any terms that: (A) impose or could impose a requirement or condition that the any Group Company grant a license under or refrain from asserting or enforcing any of its Intellectual Property Rights or that any Software or part thereof (1) be disclosed or distributed in source code form, (2) be licensed for the purpose of making modifications or derivative works or (3) be redistributable at no or nominal charge; or (B) otherwise impose or could impose any other limitation, restriction, or condition on the right or ability of the Group Companies to use or distribute any Software owned by the Group Companies. (f) Except as otherwise set forth in Section 3.28(f) of the Seller Disclosure Letter, the Group Companies have implemented, maintained and adhered to reasonable controls, policies, plans, procedures, and safeguards to maintain and protect from unauthorized access, use, copying, disclosure, modification, theft, destruction, loss, corruption, and threats to their material confidential information and the integrity, continuous operation, redundancy and security of all Information Technology, Technical Information, and data (including all Personal Information) used in connection with their respective businesses, and, to the knowledge of the Seller, there have been no (1) Breaches of Security Safeguards by or on behalf of the Company in connection with the Business, or actual loss of, unauthorized access to, use of or unauthorized disclosure of Personal Information, (2) any other breaches, violations, outages or unauthorized uses of or accesses to same, or (3) incidents under internal review or investigations relating to the Information Technology, Technical Information or Personal Information. The Group Companies have been and are presently in material compliance with all applicable Law or statutes and all judgments, orders, rules and regulations of any court or arbitrator or Governmental Authority, internal policies and contractual obligations

39 Click or tap here to enter text. relating to the privacy and security of Information Technology, Technical Information and Personal Information and to the protection of such Information Technology, Technical Information and Personal Information from unauthorized use, access, misappropriation or modification. (g) Copies of all material written reports of third-party vulnerability testing, risk assessment and external audits of the Information Technology systems conducted within three years prior to the date of this Agreement have been provided or made available to the Purchaser. The Group Companies have timely installed available software security patches and taken all commercially reasonable steps to remediate identified information security vulnerabilities. (h) Except as set forth in Section 3.28(h) of the Seller Disclosure Letter, none of the Technology depends upon any material service, technology or data of any Person other than the Group Companies. (i) Except as set forth in Section 3.28(i) of the Seller Disclosure Letter, no Group Company sells, licenses, or distributes, or otherwise makes available Software. (j) No Group Company is subject to any obligation arising under any existing or prior administrative, regulatory or other action, notice of violation letter, or other notice, response or commitment made to or with any Governmental Authority with respect to any Technology. No the Group Company, or any Technology is required to be licensed, registered, credentialed or certified with or by any Governmental Authority. 3.29 Anti-Spam and Privacy Laws Complete and accurate copies of the Group Companies’ current and historical privacy policies have been provided to the Purchaser. Except as set forth in Section 3.29 of the Seller Disclosure Letter: (a) each Group Company is and has at all times been in compliance in all material respects, with applicable Privacy Laws; (b) each Group Company has conducted and is conducting the Business in compliance, in all material respects, with all applicable Privacy Laws, and with all Contracts, notices, consents, policies and procedures, and other obligations and commitments, including in connection with its collection use, disclosure and other Processing of Personal Information; (c) all notices and/or consents related to the Group Companies’ Processing of Personal Information in connection with the conduct of the Business are sufficient for the continued conduct of the Business in substantially the same manner as conducted prior to Closing and are compliant with Privacy Laws or Contracts; (d) all Personal Information provided to the Purchaser in connection with the transactions contemplated by this Agreement, and the manner in which such Personal Information has been obtained and provided to the Purchaser, has been provided and obtained in compliance in all material respects with applicable

40 Click or tap here to enter text. Privacy Laws consents, privacy policies of the Group Companies, and with all other obligations and commitments noted in subsection (a), above; (e) the Group Companies have developed and implemented policies and procedures designed to ensure the Group Companies comply with, and monitor compliance with, applicable Privacy Laws, including without limitation policies and procedures relating to outsourcing, data mapping, consent, access restrictions, data retention, security safeguards, and employee training. The Group Companies have complied with, and are in compliance with, all material aspects of such policies and procedures; these policies and procedures are sufficient to enable the continued conduct of the Business after Closing in substantially the same manner as the Business was conducted prior to Closing. The Group Companies have reviewed and continue to regularly review these policies and procedures. (f) to the knowledge of the Seller, there have been no formal complaints, investigations, claims or orders, undertakings, or compliance agreements entered into associated with the Business (including investigations by any Governmental Authority and orders issued by any privacy regulator) relating to any Breach of Security Safeguards, the Processing of Personal Information by or on behalf of the Group Companies, compliance with applicable Anti-Spam Laws, the privacy policies or practices of the Group Companies, or loss of, unauthorized access to, use of or unauthorized disclosure of Personal Information; (g) the Group Companies have entered into agreements with each third party that Processes Personal Information or sends Commercial Electronic Messages on their behalf that require the third party to comply with applicable Privacy Laws, ensure the privacy and security of Personal Information, not use Personal Information for any purpose other than providing services to the Group Companies (as applicable), and to notify the Group Companies (as applicable) without delay of any suspected loss of, unauthorized access to, use of or unauthorized disclosure of Personal Information; and (h) to the knowledge of the Seller, there is no material non-compliance with applicable Privacy Laws or contractual obligations by third parties that Process Personal Information on behalf of the Group Companies in connection with the Business. A copy of each contract entered into by the Group Companies that includes material Processing of Personal Information has been provided to the Purchaser. 3.30 Accounts and Receivables (a) Each Account Agreement and its corresponding Receivables are valid and legally binding obligations of Opco and of each Cardholder (assuming legal capacity of such Cardholder and excluding deceased Cardholders) thereunder (other than those Receivables that are being or may hereafter be disputed by the Cardholder in the Ordinary Course), including any co-signor, guarantor or surety. Each Account Agreement is enforceable against Opco and of each Cardholder, in each case subject to applicable bankruptcy, insolvency, reorganization, arrangement or other similar applicable Laws, now or hereafter in effect, relating to or affecting the rights of creditors generally and the availability of equitable remedies. Each form of Account Agreement that currently governs, or at any time in the last three years has governed, each Account has been provided or made available to the

41 Click or tap here to enter text. Purchaser, and all such forms contain all terms of such Accounts, except as may be modified on an individual account basis in the Ordinary Course, and in compliance in all material respects with applicable Law. (b) The Receivables are payable only in Canadian dollars. (c) All Accounts are governed by an Account Agreement. Each Account Agreement complies in all material respects with all applicable requirements of Law. The terms and conditions applicable to each Account are set forth in the applicable Account Agreement, except as may be modified on an individual account basis in the Ordinary Course. Opco has not expressly waived any of its rights under the Account Agreements or engaged in any course of conduct inconsistent with the terms of any Account Agreement except for promotional rate offers, in each case, in the Ordinary Course. (d) Since the Curo Acquisition Date, Opco has performed at all times and is in compliance in all material respects with the terms and conditions of, and obligations required to be performed by it under, the (i) Account Agreements, (ii) requirements of applicable Law (including all cost of credit disclosure), and (iii) Opco’s policies and procedures, including Opco’s credit and collection policies and procedures (complete and correct copies of which policies in effect as of the date hereof have been made available to the Purchaser). No event has occurred with respect to Opco, which, with notice or the lapse of time or both, will or is reasonably likely to result in a material default by Opco under any such terms and conditions of the Account Agreements. (e) The Transactions contemplated in this Agreement do not require the consent or approval of any Cardholder. (f) All Accounts have been solicited, opened, originated, underwritten, administered, maintained, marketed and serviced by Opco or its agents in each case in compliance in all material respects with the Account Agreements, requirements of applicable Law (including all cost credit disclosure), and Opco’s policies and procedures, including Opco’s collection policies and procedures (complete and correct copies of which policies in effect as of the date of this Agreement have been made available to the Purchaser). Each purchase associated with an Account has been approved and processed in accordance with the Account Agreements and Opco’s policies and procedures. (g) No Accounts have been opened or obtained as a consequence of a marketing, promotional, or other customer acquisition effort purposefully targeted at U.S. residents. Except as set forth in Section 3.30(g) of the Seller Disclosure Letter, no Accounts have been transferred by Opco to any party, other than to the Securitization Issuer in connection with the Flexiti Securitization Program. (h) Each Account relates to the extension of credit and the advancement of monies on a revolving basis and with respect to each Account, would be considered a credit card account under applicable Law including provincial consumer protection laws.

42 Click or tap here to enter text. (i) Each Account complies, in all material respects, with the applicable Account Agreement to which it relates, including to the extent such Account Agreement has been amended or modified. No Account is secured by any collateral whatsoever. Opco (i) is not in default under any such Account Agreement and (ii) has serviced the Accounts with a commercially reasonable degree of skill and attention. (j) All billing and other activity, and all terms and conditions (including pricing terms), reflected in the Books and Records are, in all material respects, in accordance with the terms of the applicable Account Agreement. (k) Opco has not Re-aged any Accounts other than in the Ordinary Course. Opco has not effected any change to its policies and procedures relating to risk management, underwriting, re-aging, collection, origination and delinquency, except for: (A) changes made in the Ordinary Course, or (B) changes required by, or advisable pursuant to, applicable Law. (l) Each Contract related to credit insurance or other similar products underwritten by a third party insurer and offered by the Company and Opco to a Cardholder or a prospective Cardholder has been solicited, offered, marketed and entered into and has been administered and serviced in accordance with applicable Laws in all material respects, and the policies and procedures of the Company and Opco (and true, complete and correct copies of all such policies and procedures have been made available to the Purchaser). 3.31 Accounts Receivable The Accounts Receivable of the Company and Opco shown on the Books and Records are, to the knowledge of the Seller: (a) good and collectible at the aggregate recorded amounts in all material respects, except to the extent of any reserves and allowances for doubtful accounts provided for such accounts receivable in the Books and Records; (b) not subject to any defence, counterclaim or set off; (c) arose from bona fide transactions in the Ordinary Course; and (d) otherwise subject to customary trade terms. Except as set forth in Section 3.31 of the Seller Disclosure Letter, any reserves provided for Accounts Receivable in the financial Books and Records of the Company and Opco have been computed in accordance with GAAP. 3.32 Absence of Contingent Liabilities Except as set forth in Section 3.32 of the Seller Disclosure Letter, no the Group Company has given, or is a party to or bound by, any guarantee, surety or indemnity in respect of indebtedness, or other obligations, of any Person, or any other commitment by which such Group Company is, or is contingently, responsible for such indebtedness or other obligations.

43 Click or tap here to enter text. 3.33 Books and Records All Books and Records have been made available to the Purchaser. All accounting and financial Books and Records have been fully, properly and accurately kept in all material respects and are complete in all material respects, and fairly and correctly set out in all material respects the financial position of the Group Companies as of the dates thereof and for the periods covered thereby. All material financial transactions relating to each of the Group Companies’ businesses have been accurately recorded in such Books and Records as at the dates thereof and for the periods covered thereby. Such Books and Records are not recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which are not or will not be available to the Group Company in the Ordinary Course after Closing. 3.34 Financial Statements (a) The Financial Statements have been prepared in accordance with GAAP applied on a basis consistent with the preceding period (subject to the exceptions set forth in Section 3.34 of the Seller Disclosure Letter or as otherwise disclosed in the Financial Statements), are true, correct and complete in all material respects, and each presents fairly in all material respects: (i) all of the assets, liabilities and financial position of the Group Companies, and the financial condition of the Business, on a consolidated basis as at the respective dates of the relevant statements; and (ii) the sales, earnings, results of operations and changes in financial position of the Group Companies on a consolidated basis for the period covered by the Financial Statements, as the case may be. Copies of the Financial Statements have been provided or made available to the Purchaser and are attached hereto as Schedule 3.34. (b) The reserves and accrued liabilities disclosed on or reflected in the Financial Statements and the Books and Records are recorded in amounts equal to the liabilities in respect of which they have been established. (c) There has been no significant change to the financial condition of the Business since the Reference Date. (d) Section 3.34 of the Seller Disclosure Letter includes a true, correct and complete, and presents fairly, a calculation of consolidated credit losses of the Group Companies as at March 31, 2023 prepared in accordance with ASC 326 “Current expected credit loss standard (CECL)” of GAAP. 3.35 No Undisclosed Liabilities None of the Group Companies have incurred any liabilities or obligations (whether accrued, absolute, contingent or otherwise) of the type required to be reflected as liabilities on a balance sheet prepared in accordance with GAAP in connection with the Business which continue to be outstanding, except for: (i) liabilities reflected or reserved against in

44 Click or tap here to enter text. the Financial Statements; and (ii) current liabilities incurred since the Reference Date, which liabilities are in the Ordinary Course and which would not have a Material Adverse Effect. 3.36 Bank Accounts and Powers of Attorney Section 3.36 of the Seller Disclosure Letter sets out a true, correct and complete list showing: (a) all bank accounts of the Group Companies, the name and address of each bank branch in which the Group Companies have an account or safety deposit box and the names of all Persons authorized to draw on the account or to have access to the safety deposit box; and (b) the names of all Persons holding powers of attorney for the Group Companies and the names of all Persons who have been given the authority to act on behalf of any of them. The Purchaser has been provided with copies of all outstanding powers of attorney granted by the Group Companies. Except as described in Section 3.36 of the Seller Disclosure Letter, there are no corporate credit cards or other corporate credit accounts issued to Employees under which the Group Companies have any current or potential future liability in excess of $100,000 in the aggregate. 3.37 Merchants Section 3.37 of the Seller Disclosure Letter sets out a list of contracts (the “Material Merchant Agreements”) between Opco and each Merchant (each, a “Material Merchant”) that represents at least $5,000,000 in Account originations for the 12-month period ending on December 31, 2022. Since the Reference Date, except as disclosed in Section 3.37 of the Seller Disclosure Letter, there has been no termination or modification or change in any material respect in the business relationship with any Material Merchant. No Material Merchant has informed the Company or Opco of any intention to change its relationship or the terms upon which it conducts business with Opco. 3.38 Insurance (a) The Seller maintains, on behalf of the Group Companies, such policies of insurance, issued by reputable insurers, as are appropriate to its operations, property and assets, in such amounts and against such risks, to the knowledge of the Seller, as are customarily carried and insured against by Persons conducting business similar to the Business. (b) Section 3.38 of the Seller Disclosure Letter sets forth a complete list of all insurance policies which are maintained with respect to the Business setting out, in respect of each policy, the type of policy, the policy number, the name of the insurer, the coverage allowance, the policy terms, the annual premium, the amount of any deductible, a summary of all claims pending or in progress under each such policy, and details of any self-insurance arrangements by or affecting the Group Companies, including any reserves established thereunder.

45 Click or tap here to enter text. (c) The Seller has not received notice from its insurers regarding cancellation of the Group Companies’ insurance policies or denying any claims under such policies. (d) To the knowledge of the Seller, there will be no retrospective insurance premiums, charges or any other similar adjustments on or with respect to any of the insurance policies for any period or occurrence from the date of this Agreement until the Closing Time. (e) All such policies of insurance are in full force and effect, and no Group Company is in default as to the payment of premiums or otherwise, under the terms of any such policy. All premiums have been paid for all periods up to and including the Closing Date. 3.39 Litigation Except for small claims collection matters and except as described in Section 3.39 of the Seller Disclosure Letter, there are no and, since the Reference Date, there have not been, any claims, actions, suits, investigations or proceedings, at law or in equity, nor any arbitration, administrative or other proceeding in progress, nor to the knowledge of the Seller, pending or threatened against or relating to the Group Companies, their Assets or the Business by or before any Governmental Authority (i) with respect to which the any Group Company has received service of process, or which, if determined adversely to the Group Companies, would reasonably be expected in each case, individually or in the aggregate to (a) have a Material Adverse Effect on the Group Companies (taken as a whole) or the Business; (b) enjoin, restrict or prohibit the transfer or redemption of all or any part of the securities of the Company as contemplated by this Agreement; (c) delay, restrict or prevent the Seller from fulfilling any of its obligations set out in this Agreement or arising from this Agreement, and, to the knowledge of the Seller, there are no existing grounds on which any such action, suit, litigation or proceeding might be commenced with any reasonable likelihood of success. There is no judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against the Group Companies. None of the Group Companies has undergone or is currently undergoing, any audit, review, inspection, investigation, survey or examination of records by a Governmental Authority relating to the Business. 3.40 Taxes Except as set forth in Section 3.40 of the Seller Disclosure Letter: (a) Each of the Group Companies has, and on the Closing Date will have, duly and timely made or prepared or caused to be made or prepared and filed all Tax Returns required to be filed by it with the appropriate Governmental Authorities and all such Tax Returns are true, correct and complete in all material respects and disclose all Taxes required to be paid. Copies of such Tax Returns filed with respect to the last four fiscal years ending prior to the date of this Agreement have been provided to the Purchaser. (b) Each of the Group Companies has, and on the Closing Date will have, duly and timely paid all Taxes, including all instalments on account of Taxes, that are due and payable by it (whether shown or not shown on any Tax Return) in accordance with applicable Law. Provisions have been made on the Financial Statements for

46 Click or tap here to enter text. amounts at least equal to the amount of all Taxes owing by any one of them that were not yet due and payable by the date of such Financial Statements and that relate to periods ending on or prior to the date of such Financial Statements. The Group Companies do not have any liability for Taxes other than those provided in the Financial Statements and those arising in the Ordinary Course since the date of the most recent Financial Statements. (c) No Group Company has requested, offered to enter into or entered into any agreement or other arrangement, or executed any waiver, providing for any extension of time within which (i) to file any Tax Return covering any Taxes for which the Company or Opco is or may be liable; (ii) to file any elections, designations or similar filings relating to Taxes for which the Company or Opco is or may be liable; (iii) the Company or Opco is required to pay or remit any Taxes or amounts on account of Taxes; or (iv) any Governmental Authority may assess or collect Taxes for which the Company or Opco is or may be liable. (d) Federal and provincial income tax assessments have been issued to the Group Companies covering all periods up to and including the most recent taxation year ending prior to the date of this Agreement. (e) There are no proceedings, investigations, audits or Claims now pending or, to the knowledge of the Seller, threatened against the Group Companies in respect of any Taxes and there are no matters under discussion, audit or appeal with any Governmental Authority relating to Taxes. (f) Each of the Group Companies has, and on the Closing Date will have, duly and timely withheld all Taxes required by applicable Law to be withheld by it (including Taxes required to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the account or benefit of any Person, including any Employees, officers or directors and any non-resident Person), and has duly and timely remitted such Taxes required by Law to be remitted by it to the appropriate Governmental Authority. All consultants or contractors of the Group Companies are properly characterized as independent contractors and there is no basis for any Governmental Authority to reclassify them as employees in accordance with applicable law. (g) There are no encumbrances on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Taxes. (h) There are no requests for rulings or determinations in respect of any Taxes in progress or pending between any Group Company and any Governmental Authority. (i) Each of the Group Companies have complied in all material respects with all registration, reporting, claims for credits, payment, collection and remittance requirements in respect of any value-added, sales, use or transfer Taxes, including, without limitation, goods and services, harmonized sales, Quebec sales, and provincial or territorial sales taxes. (j) Each of the Group Companies, if resident in Canada for Tax purposes, is duly registered under subdivision (d) of Division V of Part IX of the Excise Tax Act

47 Click or tap here to enter text. (Canada) with respect to the goods and services tax and harmonized sales tax and under any applicable provincial sales tax legislation. (k) None of the Group Companies have directly or indirectly transferred any material property to or supplied any material services to or acquired any material property or material services from a Person with whom it was not dealing at arm’s length (for the purposes of the Tax Act) for consideration other than consideration equal to the fair market value of the property or services at the time of the transfer, supply or acquisition of the property or services. (l) None of the Group Companies has acquired property from a non-arm’s length Person, within the meaning of the Tax Act, for consideration, the value of which is less than the fair market value of the property acquired in circumstances which could subject it to a liability under section 160 of the Tax Act. (m) None of sections 17, 78, 79 to 80.04 of the Tax Act, or any equivalent provision of the Tax legislation of any province or any other jurisdiction, have applied or will apply to the Group Companies at any time up to and including the Closing Date. (n) The Group Companies have complied in all material respects with the intercompany transfer pricing provisions of each applicable Law relating to Taxes, including the contemporaneous documentation and disclosure requirements thereunder. (o) The Group Companies have not claimed any reserves for any purposes of the Tax Act for the most recent taxation year ending prior to the date of this Agreement. (p) No jurisdiction in which a particular Group Company does not file a Tax Return has alleged that the Group Company is required to file such a Tax Return. The Group Companies (i) are not and have not ever been resident for any Tax purposes in any jurisdiction other than its current jurisdiction of registration; and (ii) do not have and have never had any branch or permanent establishment in a jurisdiction other than its current jurisdiction of registration. The Group Companies are not party to any tax indemnification, tax allocation or tax sharing agreement that could give rise to a payment or indemnification obligation after Closing. (q) The Group Companies have not made an “excessive eligible dividend designation” as defined in subsection 89(1) of the Tax Act in respect of any dividend paid, or deemed by any provision of the Tax Act to have been paid, on any class of shares of its capital stock. (r) None of the Group Companies have made a capital dividend election under subsection 83(2) of the Tax Act in an amount which exceeds the amount in its capital dividend account at the time of such election. (s) The Purchased Shares have not, at any time in the 60-month period prior to the date hereof, derived more than 50% of their value directly or indirectly from one or any combination of real or immovable property situated in Canada, Canadian resource properties (as defined in the Tax Act), timber resource properties (as defined in the Tax Act), or options in respect of, or interests in, or for civil law rights in, any of the foregoing, whether or not the property exists.

48 Click or tap here to enter text. (t) The Group Companies have not been party to any “reportable transaction”, as defined in section 237.3 of the Tax Act or to any “notifiable transaction”, as defined in section 237.4 of the Tax Act. (u) None of the Group Companies have claimed any amount under the CEWS, CERS, temporary wage subsidy, or any other COVID-19 related assistance or subsidies that it was not otherwise entitled to claim in respect of any Pre-Closing Tax Period. (v) None of the Group Companies is liable for Taxes under Part III, Part III.1 or Part VI.1 of the Tax Act. (w) Notwithstanding any provision of this Agreement to the contrary, the foregoing provisions of this Section 3.40 constitute the sole representations and warranties of the Seller relating to Taxes. The foregoing provisions of this Section 3.40 are not intended to serve as a representation to or guarantee of, nor can they be relied upon for, any Tax position taken on or after Closing. 3.41 Employee Matters (a) Except as set forth in Section 3.41 of the Seller Disclosure Letter: (i) there are no collective agreements in force with respect to the Employees, there are no negotiations with any labour organization, union or any other representative of any of the Employees regarding a collective agreement for any Employee, no Person has applied for or holds any bargaining rights with respect to the Employees or Group Companies and, to the knowledge of the Seller, there are no ongoing union organizing activities, certification drives or pending proceedings for certifying a union for the Group Companies; (ii) there are no strikes, lockouts, picketing or labour disputes by the Employees, there has been no such strike, lockout, picketing or labour dispute during the three years preceding the date hereof and, to the knowledge of the Seller, no strike, lockout, picketing or labour disputes by the Employees is threatened; (iii) there are no outstanding or, to the knowledge of the Seller, threatened unfair labour practices or complaints or applications relating to any labour organization, union or any other representative of any of the Employees, including any proceedings which could result in certification of a labour organization, union or any other representative of any of the Employees as bargaining agent for any Employees; (iv) the Group Companies do not have any grievances or pending arbitration cases outstanding nor, to the knowledge of the Seller, are there any threatened grievances or arbitration cases. (b) On August 1, 2023 at approximately 11:23 a.m. (Toronto time), the Company provided e-mail correspondence to Romit Malhotra and Emma Horgan, setting forth a complete and accurate list of each Employee as of the date of this Agreement and indicates for each Employee the Employee’s name, employee

49 Click or tap here to enter text. identification number, employing entity, start date, pay rate (annualized), currency, division, department, job title, reporting relationship, incentive or bonus opportunity (target), location, employment status (full-time, part-time, temporary, contract), and whether the Employee is currently on a leave of absence and if so, the reason for such leave and the expected date of return. (c) Section 3.41 of the Seller Disclosure Letter sets forth a complete and accurate list of list of all independent contractors engaged by the Group Companies as of the date of this Agreement, and indicates for each independent contractor its name, a description of engagement, which entity the independent contractor is engaged by, location of engagement, engagement date, term of engagement, a summary of the fees and other compensation paid in the current calendar year and the previous calendar year, and whether the independent contractor is providing services pursuant to a written agreement. (d) On June 6, 2023, 2023 at approximately 9:12 a.m., the Company provided e-mail correspondence to Emma Horgan, setting forth a complete and accurate list of agreements that could, as a result of the Transactions, result in any payment (including any bonus, golden parachute, retirement, severance or similar benefit) to any Employee. (e) The Group Companies have been and are in compliance in all material respects with all Laws related to employment, the Employees or former employees, including employment standards, human rights, labour relations, occupational health and safety, workplace safety and insurance, pay equity or accessibility. All current assessments under workplace safety and insurance legislation in relation to the Group Companies have been paid or accrued by the Group Companies, as applicable. The Group Companies have not been and are not subject to any additional or penalty assessment under such legislation which has not been paid and have not been given notice of any audit. (f) No Group Company has received any notice disputing the classification of independent contractors providing services to Group Companies, and to the knowledge of the Seller all independent contractors providing services to the Group Companies are properly classified as contractors. (g) Except as set forth in Section 3.41 of the Seller Disclosure Letter, there are no existing, nor to the knowledge of the Seller, pending or threatened, employment claims against the Group Companies and, to the knowledge of the Seller, no event has occurred which, with the passage of time or the giving of notice or both, would result in such a claim. (h) Except as set forth in Section 3.41 of the Seller Disclosure Letter, in the past three (3) years, no allegations of sexual or other unlawful harassment or discrimination have been made against any of the current or former directors, officers, or executive-level employees or general managers of the Group Companies. (i) Except as set forth in Section 3.41 of the Seller Disclosure Letter: (i) Copies of all employment Contracts with an annual base compensation in excess of $125,000 have been provided to the Purchaser, and all other

50 Click or tap here to enter text. employment Contracts are consistent in all material respects with the form of the templates or offer letters made available to the Purchaser in the Data Room; (ii) each Employee’s employment Contract is in full force and effect, unamended and is a legal, valid and binding obligation of the Group Companies, as the case may be; (iii) each Group Company, as the case may be, has performed, all obligations required to be performed by it in all material respects and is not, and to the knowledge of the Seller, no other Person is, in material default under or in material breach of any Employee’s employment Contract, including no current Employee or independent contractor of the Group Company is by virtue of their employment or engagement with the Group Company, as the case may be, in violation of any applicable covenant regarding confidentiality, protection of intellectual property, non-solicitation or non- competition; and (iv) no event has occurred which is, or with the passage of time or the giving of notice or both would result in, a material default, breach or event of non- compliance under any Employee’s employment Contract by the Group Companies. 3.42 Benefit Plans (a) Section 3.42 of the Seller Disclosure Letter sets forth a complete list of the Benefit Plans. None of the Benefit Plans is a Pension Plan. (b) True, complete and current copies of each Benefit Plan as amended to date or, where oral, a written summary of the terms thereof, have been made available to the Purchaser, together with copies of all material documents relating to the Benefit Plans, including, as applicable: (i) all funding agreements (including any trust agreements or insurance contracts and policies), as amended to date, (ii) the most recent financial statements, (iii) the most recent actuarial valuation report, (iv) all contracts with any third party service providers, (v) the current member booklet; and (vi) any material correspondence with a Governmental Authority relating to a Benefit Plan since. (c) Each Benefit Plan has been established, registered, amended, funded and administered in compliance with its terms and all applicable Laws, in each case in all material respects. All employer and employee payments, contributions and premiums required to be remitted, paid to or in respect of each Benefit Plan have, in all material respects, been paid or remitted in a timely fashion in accordance with its terms and applicable Laws. (d) None of the Benefit Plans provide health, life insurance or any other welfare benefits beyond retirement or other termination of employment to any current or former Employees (or any spouses, dependents, survivors, or beneficiaries of such persons).

51 Click or tap here to enter text. (e) None of the Benefit Plans provide for benefit increases, payments or the acceleration of, or an increase in, securing or funding obligations that are contingent upon, or will be triggered by, the entering into of this Agreement or the completion of the Transactions contemplated herein. (f) There is no investigation by a Governmental Authority or claims (other than routine claims for payment of benefits) pending or, to the knowledge of the Seller, threatened involving any Benefit Plan or its assets, and no facts exist which could reasonably be expected to give rise to any such investigation or claim. (g) No entity, other than the Company or Opco, is a participating employer under any of the Benefit Plans and no individuals other than the Employees (and any spouses, dependents, survivors or beneficiaries of such persons) participate in, or are eligible to participate in, any Benefit Plan. (h) No Benefit Plan is a Pension Plan, and no Group Company has ever sponsored, maintained, contributed to or participated in a Pension Plan. None of the Benefit Plans enjoy any special tax status under any Laws, nor have any advance tax rulings been sought or received in respect of any Benefit Plan. (i) No Benefit Plan is a multi-employer plan, including any “multi-employer pension plan” as that term is defined in the Pension Benefits Act (Ontario), an equivalent plan under pension standards legislation of another applicable Canadian jurisdiction, and any “multi-employer plan” as that term is defined in subsection 8500(1) of the Income Tax Regulations (Canada). 3.43 No Brokers’ Fees, etc. Except as set forth in Section 3.43 of the Seller Disclosure Letter, No Group Company has any liability or obligation to pay any fees or commissions to any financial advisor, broker, finder or agent with respect to the transactions contemplated by this Agreement and the Transaction Documents, nor has it granted any right of first refusal or commitment to engage any such Person in connection with any future transaction. 3.44 Non-Arm’s Length Transactions Except for the Contracts disclosed in Section 3.44 of the Seller Disclosure Letter, no director or officer, former director or officer, shareholder or Employee of, or any other Person not dealing at arm’s length with the Group Companies or the Seller, is engaged in any transaction or arrangement with or is a party to a Contract with, or has any indebtedness, liability or obligation to, the Group Companies. 3.45 No Joint Venture Interests or Strategic Alliances No Group Company is a party to a strategic alliance or co-operative agreement or is a partner, beneficiary, trustee, co-tenant, joint-venturer or otherwise a participant in any partnership, trust, joint venture, co-tenancy or similar jointly owned business undertaking and no Group Company has investment interests in any business owned or controlled by any third party.

52 Click or tap here to enter text. 3.46 Sufficient Unrestricted Cash Since the date of the Interim Financial Statements, Opco has at all times maintained sufficient Unrestricted Cash to conduct the Business in the Ordinary Course and remain in compliance with the requirements of all relevant credit facility agreements, including the Debt Documents. 3.47 Amazon Web Services Section 3.47 of the Seller Disclosure Letter sets forth a complete list of all accounts maintained by the Group Companies with Amazon WebServices. Article 4 Representations and Warranties of the Purchaser The Purchaser represents and warrants as follows to the Seller and acknowledges and confirms that the Seller is relying on the representations and warranties in entering into this Agreement and selling the Purchased Shares to the Purchaser: 4.1 Incorporation and Corporate Power Each of the Purchaser is a corporation organized, existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own and operate its property and assets, and carry on its business and to enter into and perform its obligations under this Agreement and any Transaction Document to which it is a party. 4.2 Corporate Authorization The execution, delivery and performance by each of the Purchaser of this Agreement and each of the Transaction Documents to which it is a party: (a) has been duly authorized by all necessary corporate action on the part of each of the Purchaser; and (b) does not (or would not with the giving of notice or the passage of time) result in a breach or a violation of, or conflict with, any of its constating documents or by-laws or any shareholders’ agreement to which it is a party or subject, or by which it is bound or affected, and does not permit any Person to exercise any rights under such documents. This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered by each of the Purchaser, and constitute legal, valid and legally binding obligations of each of the Purchaser, enforceable against it in accordance with their respective terms. 4.3 No Conflict with Authorizations, Laws, etc. The execution, delivery and performance by each of the Purchaser of this Agreement and each of the Transaction Documents to which it is a party do not (or would not with the giving of notice or the passage of time):

53 Click or tap here to enter text. (a) result in a breach or a violation of, or cause the termination or revocation of, any Authorization to which either the Purchaser is a party to or bound by; (b) result in a breach or a violation of, or conflict with, any judgement, order or decree of any Governmental Authority to which the either Purchaser is a party to or is bound by; or (c) result in a material breach or a violation of any Law applicable to either the Purchaser. 4.4 No Conflict with Contracts The execution, delivery and performance by each of the Purchaser of this Agreement or any Transaction Document to which it is a party do not (or would not with the giving of notice, the passage of time or the happening of any other event or circumstance) result in a breach or a violation of, or conflict in any material respect with, any material Contract of either the Purchaser. 4.5 Required Authorizations Except for obtaining Competition Act Approval, there is no requirement for the Purchaser to make any filing with, give any notice to, or obtain any Authorization of, any Governmental Authority as a result of, or in connection with, or as a condition to the lawful completion of, the Transactions. 4.6 Investment Canada Act The Purchaser is not a “non-Canadian” within the meaning of the Investment Canada Act. 4.7 Availability of Funds The Purchaser has: (i) sufficient funds available for purposes of paying the Purchase Price and paying any other amount due hereunder or in respect hereof; and (ii) the resources and capabilities (financial or otherwise) to perform its obligations hereunder. The Purchaser’s obligations to consummate the Transactions contemplated by this Agreement are not conditioned upon the receipt of financing or the availability of funds to the Purchaser. 4.8 Purchaser as Principal The Purchaser is acquiring the Purchased Shares for its own account and not for the benefit of, or on behalf of, any other Person. 4.9 Litigation There are no claims, actions, suits, investigations or proceedings, at law or in equity, nor any arbitration, administrative or other proceedings in progress or, to the knowledge of the Purchaser, pending or threatened against the Purchaser, before any Governmental Authority, which prohibits, restricts or seeks to enjoin the transactions contemplated by this Agreement.

54 Click or tap here to enter text. 4.10 No Brokers’ Fees, etc. Except as set forth in Section 4.10 of the Purchaser Disclosure Letter, the Purchaser does not have any liability or obligation to pay any fees or commissions to any financial advisor, broker, finder or agent with respect to the transactions contemplated by this Agreement and the Transaction Documents, nor has it granted any right of first refusal or commitment to engage any such Person in connection with any future transaction. Article 5 Covenants of the Parties 5.1 Transaction Personal Information (a) The Parties acknowledge and agree that Transaction Personal information disclosed in connection with this Agreement is necessary for the purposes of determining if the Parties shall proceed with the Transactions. (b) Each Party shall comply in all material respects with all applicable Privacy Laws in the course of collecting, disclosing and using Transaction Personal Information. Prior to Closing, the Purchaser shall not disclose Transaction Personal Information to any Person other than its representatives, including its counsel, who are evaluating and advising the Purchaser in connection with the Transactions. (c) The Purchaser shall use commercially reasonable efforts to protect and safeguard Transaction Personal Information against unauthorized use or disclosure and shall cause its representatives to observe the terms of this Section 5.1 and protect and safeguard Transaction Personal Information in their possession. If this Agreement is terminated prior to Closing in accordance with its terms, the Purchaser shall promptly deliver to the Seller or the Company, as the case may be, or permanently delete, all Transaction Personal Information in its possession or in the possession of any of its representatives, including all copies, reproductions, summaries and extracts thereof. (d) Except to the extent permitted or required under applicable Privacy Law, after Closing, the Purchaser shall not, without the consent of the individuals to whom such Personal Information relates, use or disclose Transaction Personal Information: (i) for purposes other than those for which such Transaction Personal Information was collected prior to Closing; or (ii) which does not relate to the carrying on of the Business or to the carrying out of the purposes for which the Transactions were implemented. 5.2 Confidentiality (a) Notwithstanding the execution of this Agreement, the Parties acknowledge having entered into the Confidentiality Agreement, and that the Confidentiality Agreement remains in full force and effect pursuant to its terms. The Parties agree to (a) comply with such agreement in accordance with its terms, and (b) keep the terms of this Agreement and each of the other Transaction Documents confidential on

55 Click or tap here to enter text. the same terms as are set out in the Confidentiality Agreement as if such agreements had been included and referenced in the Confidentiality Agreement. The Parties agree that the Confidentiality Agreement will terminate at Closing. (b) After the Closing, Seller shall hold, and shall use commercially reasonable efforts to cause its affiliates and representatives to hold, in confidence any and all information, whether written or oral, concerning the Company, the Business and the Assets, except to the extent that the Seller can show that such information is generally available to and known by the public through no fault of any of the Seller or its affiliates or representatives. (c) If the Seller or any of its affiliates or representatives, are compelled to disclose any information, which by this Section 5.2 it has covenanted not to disclose, by judicial or administrative process or by other requirements of Law, the Seller shall: (i) promptly notify the Purchaser in writing of their obligation to disclose; (ii) disclose only that portion of information that they are legally required to disclose in the opinion of their legal counsel; and (iii) at all times, use commercially reasonable efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded to such information by the recipients thereof. 5.3 Conduct of Business Prior to Closing The Seller covenants and agrees that during the Closing Period, unless otherwise (i) agreed to in writing by the Purchaser (such agreement not be unreasonably withheld, conditioned or delayed); (ii) expressly required or expressly permitted or specifically contemplated by this Agreement; (iii) required by applicable Law; or (iv) as expressly contemplated by Section 5.3 of the Seller Disclosure Letter: (a) The business of the Group Companies shall be conducted only in, and the Group Companies shall not take any action except in the Ordinary Course, and the Seller shall use all commercially reasonable efforts to maintain and preserve the business organization, Assets, properties, employees, goodwill of the Company, and the business relationships with Merchants, Cardholders, suppliers, partners and other Persons with which the Group Companies have material business relationships; (b) Without limiting the foregoing, except as part of the Pre-Closing Transactions, the Seller shall not, and shall not permit the Group Companies to, directly or indirectly: (i) amend the Company Articles or other constating documents of the Company Subsidiaries; (ii) split, combine or reclassify any shares or other securities of any Group Company, or declare, set aside or pay any dividends or make any other distributions; (iii) amend the terms of any outstanding securities;

56 Click or tap here to enter text. (iv) redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any outstanding shares or other securities of the Group Companies; (v) issue, grant, deliver, sell, pledge or otherwise encumber, or authorize the issuance, grant, delivery, sale, pledge or other encumbrance of, any shares or other securities, or any options, warrants or similar rights exercisable or exchangeable for or convertible into shares or other securities, of the Group Companies; (vi) reorganize, amalgamate or merge any Group Company; (vii) adopt a plan of liquidation or resolutions providing for the liquidation or dissolution of any Group Company; (viii) settle, cancel or compromise any legal proceeding, other than small claims which are in the Ordinary Course; (ix) waive, release, surrender, abandon, grant or transfer any material right or amend, modify, change, or agree to amend, any existing material Authorization, right to use, Lease or Contract other than in the Ordinary Course or as required by applicable Law; (x) make or rescind any material Tax election, information schedule, return or designation, amend, in any manner adverse to the Company or any Subsidiary, any Tax Return, enter into any material agreement with a Governmental Authority with respect to Taxes, surrender any right or claim a material Tax abatement, reduction, deduction, exemption, credit or refund, consent to the extension or waiver of the limitation period applicable to any material Tax matter, settle or compromise any material liability for Taxes or change or revoke any of its methods of Tax accounting, or take any action with respect to the computation of Taxes or the preparation of Tax Returns that is in any material respect inconsistent with past practice; (xi) make any “investment” (as defined for purposes of section 212.3 of the Tax Act) in any corporation that is a “foreign affiliate” of the Company (as defined in the Tax Act), including, for greater certainty, any indirect investment in a “foreign affiliate” as described in paragraph 212.3(10)(f) of the Tax Act; (xii) except for renewals in accordance with existing terms, amend or modify in any material respect or terminate or waive any right under any Material Merchant Agreement, any other Material Contract or any form of Account Agreement or enter into any Contract or agreement that would be a Material Merchant Agreement or other Material Contract if in effect on the date hereof; (xiii) make or agree to make any increase in or modification of the compensation payable or to become payable to any Employees or independent contractors or any grant to any such Employees or independent contractors any increase in entitlements under any retention, severance or termination

57 Click or tap here to enter text. programs, in each case, other than annual increases consistent with past practice or as a result of promotions in the Ordinary Course; (xiv) adopt or agree to any increase in benefits under, or any modification of, any Benefits Plan, or establish or agree to establish any new Benefits Plan, other than (i) annual increases consistent with past practice or as a result of promotions in the Ordinary Course, (ii) modifications as required by Laws, or (iii) as required with respect to the transition of certain employees as described in Section 5.3 of the Seller Disclosure Letter; (xv) terminate, cancel or let lapse any material insurance policy of any Group Company in effect on the date of this Agreement, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance companies providing coverage equal to or greater than the coverage under the terminated, cancelled or lapsed policies are in full force and effect; (xvi) incur or suffer to exist any new Liens other than Permitted Liens; (xvii) take or fail to take any action that would, or would reasonably be expected to, result in a Material Adverse Effect to any Group Company; (xviii) take any of the actions expressly prohibited by Section 3.17; or (xix) authorize or enter into any agreement, contract, or commitment to do any of the foregoing to authorize, to or agree (or fail to take) any action with respect to the foregoing. (c) The Seller shall use commercially reasonable efforts to cause Opco to comply with the terms of the Brand Agreement. (d) The Seller shall use commercially reasonable efforts to cause each applicable Group Company to obtain any regulatory approvals, consents, permits and licenses which are required by the applicable Governmental Authorities to carry on the Business, and which will, as a result of the Pre-Closing Transactions, have become terminated, revoked, suspended, cancelled, or otherwise insufficient to carry on the Business in compliance with any applicable regulations, provided that failure to obtain such approvals, consents, permits or licenses shall not in any way be a condition to Closing or give rise to any indemnity Claims under this Agreement. (e) The Seller shall use commercially reasonable efforts to cause each applicable Group Company to complete, as applicable, the regulatory and legal compliance actions or items set forth in Schedule 5.3(e) hereto, provided that failure to complete any such actions or items shall not in any way be a condition to Closing or give rise to any indemnity Claims under this Agreement. (f) The Seller shall use commercially reasonably efforts to cooperate with the Purchaser to enable Purchaser to enter into employment agreements (which shall be effective on, and conditional upon, Closing) with the key employees of the Group Companies that are identified by the Purchaser during the Closing Period,

58 Click or tap here to enter text. provided that failure to enter into such employment arrangements shall not in any way be a condition to Closing or give rise to any indemnity Claims under this Agreement. 5.4 Notice of Certain Matters During the Closing Period, each Party shall promptly notify the other Party of: (a) any notice or other communication from (i) any Governmental Authority, or (ii) any Person (x) alleging that the consent of such Person is or may be required in connection with the Transactions, or (y) threatening (in writing), requesting (in writing) or delivering an order restraining or enjoining the execution of any Transaction Documents or the consummation of the Transactions; and (b) with respect to any Group Companies, any legal proceedings (including, for this purpose, by or before a taxing authority) commenced relating to any Group Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.39, and (ii) with respect to the Purchaser, any legal proceedings (including, for this purpose, by or before a taxing authority) commenced relating to the Purchaser that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.9. 5.5 Consents Except for the Required Consents and Authorizations, the Seller shall use commercially reasonable efforts to obtain, prior to Closing, all waivers, approvals and consents set forth in Section 3.6 of the Seller Disclosure Letter in connection with the transfer of the Purchased Shares and the completion of the other Transactions, and the Purchaser shall use commercially reasonable efforts to cooperate with and assist the Seller in obtaining such Consents including by promptly providing such waivers, approvals and consents, as may be reasonably required, in respect of any such waivers, approvals and consents. If the Purchaser completes the Transactions on the Closing Date notwithstanding that any of such consents or approvals have not been obtained, no waiver of any such consent requirement will be inferred, and the Seller shall use commercially reasonable efforts, with the cooperation of the Purchaser, to obtain such consents and approvals as soon as is reasonably possible after Closing. 5.6 Filings and Governmental Authorizations (a) The Purchaser shall, as promptly as practicable and in any event within three Business Days after the date of this Agreement or such other date as the Parties may reasonably agree, prepare and file with the Commissioner of Competition a request for an Advance Ruling Certificate under section 102 of the Competition Act or, in the alternative, a No Action Letter (the “ARC Request”). Unless otherwise mutually agreed to in writing or Competition Act Approval has been obtained, Purchaser and Seller shall file their respective notification forms under Part IX of the Competition Act, within ten Business Days of submitting the ARC Request or such later date as mutually agreed to in writing, in a manner sufficient to begin the waiting period prescribed under paragraph 123(1)(a) of the Competition Act.

59 Click or tap here to enter text. In the event the Commissioner of Competition issues a SIR in respect of the Transactions, the Purchaser and the Seller shall certify completeness of their responses to any such SIR as promptly as practicable, but in no event later than sixty days after such issuance (unless otherwise mutually agreed in writing by Purchaser and Seller). Subject to compliance at all times with applicable Law and the other provisions of the Agreement (including Section 5.1), the Seller and the Purchaser shall coordinate and cooperate with each other in exchanging information and supplying such assistance as is reasonably requested in connection with the foregoing including by providing each Party with copies of all notices and information supplied to or filed with or received from any Governmental Authority (except for notices and information which the Seller or the Purchaser, in each case acting reasonably, considers highly confidential and sensitive and which may be filed on a confidential basis). (b) Without limiting the generality of the foregoing, each of the Seller and the Purchaser shall: (i) comply, at the earliest practicable date and after consultation with the other Party, with any request for additional information or documentary material received by it from the Commissioner of Competition or any other Governmental Authority, as applicable; (ii) cooperate with one another in connection with any filings, submissions, material written communication in connection with obtaining the Competition Act Approval or aimed at resolving any investigation or other inquiry concerning the Transactions initiated by the Commissioner of Competition or any other antitrust Governmental Authority, including (A) keeping the other Party informed of any communication, notice, submission or other material written communication received by such Party from, or given by such Party to any Governmental Authority and of any communication, notice, or submission received or given in connection with any proceeding by a private party, in each case regarding the Transactions (and, in the case of any written or electronic communication, notice, or submission, provide the other Parties or their counsel a copy thereof), (B) considering the good faith views of the other Party in connection with any substantive communication, notice, or submission, and (C) permitting the other Party a reasonable opportunity to review and provide comments on any substantive communication, notice, or submission given by it to, and consult with each other in advance of any substantive meeting, telephone, in-person, or video-conference with, the Commissioner of Competition or any other Governmental Authority and (D) to the extent not prohibited by the Commissioner of Competition or other applicable Governmental Authority, giving the other Party the opportunity to attend and participate in such meetings and conferences; and (iii) cause any applicable waiting periods under the Competition Act or any other applicable antitrust Law to terminate or expire at the earliest possible date and to obtain the Competition Act Approval and any other necessary approvals of the Transactions.

60 Click or tap here to enter text. (c) Each of the Purchaser and the Seller may, acting reasonably, designate any highly confidential and sensitive or competitively sensitive materials provided to the other Party under this Section 5.6 as “Outside Counsel Only Material”. Such materials and the information therein will be given only to the outside legal counsel of the recipient and, subject to any additional agreements between the Parties, will not be disclosed by such outside legal counsel to employees, officers or directors of the recipient unless express written permission is obtained in advance from the source of the materials or its legal counsel. (d) Notwithstanding any other provision of this Agreement, the Purchaser shall pay any filing fees under the Competition Act or any other applicable antitrust laws. (e) Purchaser shall not, and shall not permit any of its Affiliates to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if entering into a definitive agreement relating to, or the consummation of, such acquisition, merger, consolidation or other transaction would reasonably be expected to (i) impose any delay in obtaining, or increase the risk of not obtaining any Authorizations necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, including as applicable under the Competition Act, (ii) increase the risk of any Governmental Authority entering an order prohibiting the consummation of the Transactions, or (iii) delay the consummation of the Transactions. (f) Purchaser agrees that, during the term of this Agreement, it will not withdraw its notification form under Part IX of the Competition Act without the prior written consent of the Seller (such consent not to be unreasonably withheld, conditioned, or delayed). 5.7 Books and Records (a) Except as disclosed in Section 5.7 of the Seller Disclosure Letter, the Books and Records will be located at Closing at 250 University Avenue, Suite 600, Toronto, Ontario, M5H 3E5. The Purchaser shall retain all original Books and Records relating to the Company for a period of six years from the Closing Date or for such longer period as may be required by applicable Laws. So long as any such Books and Records are retained by the Purchaser pursuant to this Agreement, the Seller may inspect and make copies (at its own expense) of them at any time during normal business hours and upon reasonable notice for any proper purpose and without undue interference to the business operations of the Company. The Purchaser may have its representatives present during any such inspection. Notwithstanding the foregoing, the Purchaser shall not be obligated to, and shall not be obligated to cause the Company to, provide, or cause to be provided, such records to the extent that doing so would (a) violate applicable Law, (b) violate an obligation of confidentiality owing to a third party, or (c) jeopardize the protection of a solicitor-client privilege. (b) The Seller shall permit the Purchaser, its affiliates, and its and their representatives, between the date of this Agreement and the Closing Date, to have reasonable access during normal business hours and upon reasonable advance

61 Click or tap here to enter text. notice to the Company to the Leased Properties, the Books and Records and Contracts of the Group Companies, and such other documentation as the Purchaser may reasonably request. Notwithstanding the foregoing, the Seller shall not be obligated to, and shall not be obligated to cause the Company to, provide, or cause to be provided, such access to the extent that doing so would (a) violate applicable Law, (b) violate an obligation of confidentiality owing to a third party, or (c) jeopardize the protection of a solicitor-client privilege. 5.8 R&W Insurance Policy (a) A true, correct and complete copy of the R&W Insurance Policy, which has been bound by the R&W Insurance Provider as of the date hereof, is attached as Exhibit 5.8 hereto. The R&W Insurance Policy has not been amended, terminated or modified. (b) On or prior to the date hereof, Purchaser has paid the deposit fee and all other payments or fees and taken all necessary actions to bind Purchaser’s coverage under the R&W Insurance Policy on or before the date hereof. The R&W Insurance Policy expressly provides that the R&W Insurance Provider thereunder (i) waives, and agrees not to pursue, directly or indirectly, any subrogation rights against the Seller with respect to any claim made by any insured thereunder in connection with this Agreement and the transactions contemplated hereunder except solely in cases of Fraud, and (ii) agrees that the Purchaser shall have no obligation to pursue any claim against the Seller in connection with any Damages thereunder. (c) The Purchaser shall not amend, waive, cancel or otherwise modify the R&W Insurance Policy in any manner that would allow the insurer or any other Person to subrogate or otherwise make or bring any claim or other proceeding against the Seller other than to subrogate or otherwise make or bring a claim arising from Fraud or as otherwise permitted by this Agreement. 5.9 Independent Inquiry The Purchaser acknowledges and agrees that: (a) it has made its own inquiry and investigation into, and based thereon has formed an independent judgment concerning the Company, Opco and the Business; (b) it had independent legal, financial and technical advice relating to the Business and the terms of this Agreement and the documents to be executed pursuant hereto; and (c) except as to those matters expressly covered in the representations and warranties contained in this Agreement (to the extent qualified by the Seller Disclosure Letter) and the Transaction Documents, there are no other representations and warranties made by the Seller or the Company, including: (i) in connection with the Transactions contemplated by this Agreement, or (ii) any information or documents made available to the Purchaser in connection with the matters contemplated by this Agreement.

62 Click or tap here to enter text. 5.10 Forward Looking Information In connection with the Purchaser’s investigation of the Business, the Purchaser has received certain estimates, projections and other forecasts for the Business, and certain plan and budget information (collectively, the “Forward Looking Information”). The Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets. Accordingly, except as provided in Article 3 and the Seller Disclosure Letter, none of the Seller or the Group Companies makes any representation or warranty with respect to any Forward Looking Information. 5.11 Director and Officer Indemnities and Insurance (a) For a period of at least five years from the Closing Date, the Purchaser shall not permit the Company to amend, repeal or modify any provision in its by-laws or other constating documents in respect of the Company relating to the exculpation or indemnification of former officers and directors in any manner that would reduce the exculpation or indemnification of such former officers and directors as it exists on the Closing Date (with any existing exculpation or indemnification arrangements to remain in place for such period), it being the intent of the Parties that the officers and directors of the Company prior to the Closing continue to be entitled to such exculpation and indemnification to the fullest extent permitted under applicable Law. (b) At or prior to the Closing Time, the Company shall purchase run-off insurance (“Tail Policies”) for a period of at least five years from the Closing Date directors’ and officers’ liability insurance covering those Persons who are covered at the date hereof and on the Closing Date by the directors’ and officers’ liability insurance policies on terms comparable to such existing insurance coverage. 5.12 Actions to Satisfy Closing Conditions During the Closing Period, and subject to the terms and conditions of this Agreement, each of the Parties shall use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary under the terms of this Agreement, any Transaction Document or applicable Laws to cause the satisfaction of the conditions set forth in Article 8 and to consummate the Transactions. 5.13 Pre-Closing Transactions During the Closing Period, the Parties will use commercially reasonable efforts to cooperate to prepare and exchange by Closing, all documentation necessary and do all such other acts and things as are reasonably necessary to give effect to the transactions, acts and other events described in Schedule 5.13 hereto (the “Pre-Closing Transactions”), as may be amended by the Parties from time to time, acting reasonably; provided that the Parties acknowledge and agree that Schedule 5.13 is subject to ongoing consideration and finalization by the Parties as of the date of this Agreement; and provided that failure to complete any such Pre-Closing Transactions shall not in any way be a condition to Closing or give rise to any indemnity Claims under this Agreement.

63 Click or tap here to enter text. 5.14 Non-Competition and Non-Solicitation. (a) The Seller acknowledges and agree that the contacts and relationships of the Group Companies with their customers, suppliers and other business relations are, and have been, established and maintained at great expense and provide the Group Companies with a substantial competitive advantage in conducting the Business. (b) Except in connection with the provision of services to the Group Companies or Purchaser, during the Restricted Period and within the Restricted Territory, the Seller covenants and agrees that it shall not, directly or indirectly, in any capacity, participate in, provide assistance to, or have a financial or other interest, or be involved in any activity or other enterprise which engages in Restricted Activities. The ownership (as a passive investor) of less than a five percent (5%) interest in a corporation whose shares are traded in a recognized stock exchange or traded in the over-the-counter market, even though that corporation may engage in Restricted Activities, shall not be deemed financial participation in a competitor. (c) Except in connection with the provision of services to the Group Companies or Purchaser, the Seller agrees that during the Restricted Period, it shall not, directly or indirectly, in any capacity: (i) make preparations to directly or indirectly engage in the Restricted Activities; (ii) form a business which directly or indirectly engages in the Restricted Activities; (iii) serve as a shareholder (other than as a passive investor owning less than at three percent (3%) interest), consultant, partner, member, agent, lender, guarantor, or representative of a business which engages in the Restricted Activities; or (iv) contact or solicit any customer for the purpose of providing products or services that constitute Restricted Activities; (ii) contact or solicit any supplier of the Group Companies for the purpose of buying or selling, to or for any third party, products or services that are the same as, compete with, or are similar to, those products sold by such supplier to the Group Companies; or (iii) induce, solicit (or attempt to induce or solicit), request or advise any customer, supplier, licensee, vendor, licensor, franchisee or other business relation of the Restricted Activities to cease, withdraw, curtail or cancel any of its business or relations with any Group Company. (d) The Seller agrees that, during the Restricted Period, it shall not, directly or indirectly, in any capacity, induce or solicit or attempt to induce or solicit any employee, sales representative, consultant or other agent of the Group Companies to terminate his, her or its relationship or breach any agreement with the Group Companies or hire such employee, sales representative, consultant or other agent; provided, however, that publication of general solicitations (but not any hiring pursuant to such solicitations) not targeted (i) to an individual employee, sales representative, consultant or other agent of the Group Companies, or (ii) primarily

64 Click or tap here to enter text. to employees, sales representatives, consultants or other agents of the Group Companies shall not constitute inducement for purposes of this Section 5.14. 5.15 Corporate Records During the Closing Period, the Parties shall use commercially reasonable efforts to cooperate to address the items regarding the Corporate Records, as set out in Schedule 5.15 hereto. 5.16 CRA Holdback Escrow Agreement The Seller shall, on the Closing Date, assign its interest in the CRA Holdback Escrow Agreement to the Purchaser, including with respect to all rights and interests of the Seller to receive the Escrow Funds (including interest accrued thereon). For greater certainty, the Seller agrees that all obligations of the Seller under the Arrangement Agreement (including with respect to the payment of interest under Section 3.10 of the Arrangement Agreement if the amount withheld by the Seller under the CRA Holdback Escrow Agreement exceeds the amount of the CRA Claim subject to final determination) remain obligations of the Seller and are not assigned to, or assumed by, the Purchaser. Article 6 Tax Matters 6.1 Preparation of Tax Returns (a) The Seller shall, at the Seller’s sole cost and expense, prepare or cause to be prepared and shall timely file or cause to be filed all Tax Returns for each of the Group Companies that are due before Closing. The Seller shall, at the Seller’s sole cost and expense, prepare or cause to be prepared and shall timely file or cause to be filed all income Tax Returns for all Tax periods ending before the Closing Date (collectively, the “Seller Returns”). The Seller will provide the Purchaser with copies of such Seller Returns at least 30 days before they are required by applicable Law to be filed, and the Purchaser shall have 20 Business Days to review and provide comments with respect to such Seller Returns for such period. The Seller shall consider in good faith any reasonable comments that are timely provided by the Purchaser. The Purchaser will cause the Group Companies to remit any Taxes in respect of the periods covered by the Seller Returns as required under applicable Law. (b) The Purchaser shall cause the Company to prepare and file all Tax Returns of any Group Company due after Closing which are not Seller Returns, which Tax Returns shall be prepared and filed on a timely basis and in a manner consistent with prior practice with respect to the treatment of specific items on such Tax Returns (to the extent such treatment is reasonable in the circumstances and not prohibited by applicable Laws). The Purchaser shall not, and shall not permit any other Person to, amend or re-file any Tax Return, make, amend or rescind any Tax election with respect to a Pre-Closing Tax Period of any Group Company without the prior consent of the Seller. (c) Without limiting the Seller’s indemnity set out in Section 10.2 of this Agreement, the Seller shall pay or cause to be paid on or before their respective due dates all

65 Click or tap here to enter text. Taxes of each Group Company due with respect to any Pre-Closing Tax Period, except to the extent such Taxes are reflected in the Closing Statements. In the case of Taxes which relate to the portion of a Straddle Period that falls prior to the end of Closing Date, the portion of any such Taxes that are treated as attributable to the Pre-Closing Tax Period for purposes of this Agreement shall be: (i) in the case of Taxes imposed on a periodic basis, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of calendar days in the period ending on and including the Closing Date and the denominator of which is the number of days in the entire period; and (ii) in the case of Taxes not described in Section 6.1(a) above, deemed to be equal to the amount which would be payable if the Taxable period ended at the close of the Closing Date. (d) In the event that any Group Company receives or is credited with any refund of Taxes, in cash, in respect of any Pre-Closing Tax Period, the Purchaser shall, to the extent such refund is not accounted for in the Purchase Price, forthwith pay or direct the Company to pay the amount of such refund (after deduction of any reasonably out-of-pocket costs and any Taxes payable by the Group Companies that received the refund) to the Seller as they may direct in writing. To the extent any refund previously paid to the Seller is later reduced or denied by an applicable Governmental Authority, then the Seller shall promptly refund such amount to the Purchaser. Notwithstanding the foregoing, if any Group Company has the option between a cash refund and a credit, such Group Company shall be required to elect a cash refund. (e) If the Company is assessed or reassessed by a Governmental Authority under Parts III or III.1 of the Tax Act (or under an equivalent provision in the Tax legislation of a Canadian province) in respect of any deemed or declared dividend on or prior to the Closing Time, or any such assessment or reassessment is so threatened, the Seller hereby consents to filing elections pursuant to subsections 184(3) or 185.1(2) of the Tax Act (or under an equivalent provision in the Tax legislation of a Canadian province) in respect of any excessive capital dividend designation or excessive eligible dividend designation, as applicable, and agree to provide such other documents, instruments, approvals and authorizations as may be necessary or appropriate in connection with the foregoing. (f) The election under subsection 256(9) of the Tax Act shall not be made in respect of the any Group Company’s income Tax Returns for taxation years ending by virtue of the Closing. (g) Any payment made by or on behalf of a Party pursuant to Section 6.1(c) or (d) shall be treated as an adjustment to the Purchase Price for all purposes of this Agreement. 6.2 Covenants of the Seller Regarding Tax Matters During the Closing Period, the Seller shall cause the Group Companies:

66 Click or tap here to enter text. (a) to pay within the time prescribed by applicable Tax legislation the proper amount of instalments of Taxes; (b) to make adequate provision in the financial statements of each Group Company for Taxes which relate to a Pre-Closing Tax Period; (c) to withhold from each payment made by it the amount of all Taxes and other deductions required to be withheld therefrom and to pay the same to the proper Tax Authority within the time prescribed under any applicable Laws; (d) not to amend or re-file any Tax Return, make, amend or rescind any Tax election, or settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, in each case except with the prior written consent of the Purchaser, such consent not to be unreasonably withheld, conditioned or delayed; (e) not to change any of its methods of accounting for income Tax purposes from those employed in the preparation of its most recent income Tax Returns, except as may be required by applicable Laws; and (f) not to request from any Tax Authority an advance tax ruling or determination or enter into any arrangements to provide for an extension of time with respect to the assessment or reassessment of Tax or the filing of any Tax Returns, payment of Tax by, or the levying of any governmental charge against, the Company, without the consent of the Purchaser, which consent shall not unreasonably be withheld, continued or delayed. 6.3 Cooperation Regarding Tax Matters and Financial Statements The Seller, the Purchaser and the Company shall cooperate fully with each other (and following the Closing Date, the Purchaser shall cause the Company to cooperate fully with Seller) and shall make available to each other in a timely fashion such data and other information as may reasonably be required for the preparation and filing of all Tax Returns and financial statements, and in order to contest any audit, assessment or reassessment of Taxes or to pursue any objection or appeal, and shall preserve such data and other information until the expiry of any applicable limitation period under applicable Laws with respect to the periods covered by such Tax Returns and financial statements. Article 7 Closing 7.1 Date, Time and Place of Closing (a) The completion of the transaction of purchase and sale contemplated by this Agreement will take place remotely by telephonic or electronic delivery or release of documents at the offices of Norton Rose Fulbright Canada LLP, 222 Bay Street, Suite 3000, Toronto, Ontario at 12:00 p.m. (Toronto time) on the Closing Date or at such other place, on such other date, at such other time or by such other means (including by a virtual closing) as may be agreed by the Parties in writing.

67 Click or tap here to enter text. (b) The transfer of ownership and possession of the Purchased Shares shall be deemed to take effect at the Closing Time or as may be otherwise agreed by the Parties in writing. 7.2 Seller’s Closing Deliverables On or before the Closing Date, the Seller shall deliver or cause to be delivered to the Purchaser the following: (a) share certificates representing the Purchased Shares endorsed in blank for transfer or accompanied by irrevocable stock transfer powers of attorney executed in blank by the Seller; (b) copies certified by an officer of the Seller of: (i) the articles and by-laws, or other constating documents, of the Seller and each Group Company; (ii) the resolutions of the shareholders and the board of directors of each of the Seller and the Company approving the entering into and completion of the Transactions; and (iii) a list of the officers and directors authorized to sign agreements together with relevant specimen signatures; (c) a certificate of status, compliance, good standing or like certificate with respect to the Seller and each Group Company issued by appropriate government officials of their respective jurisdictions of incorporation and, in the case of any Group Company, of each jurisdiction in which such Group Company carries on business as set out in Section 3.16 of the Seller Disclosure Letter; (d) the certificates referred to in Section 8.1(a) and Section 8.1(b); (e) evidence of the release and discharge of the Liens specified in Section 7.2(e) of the Seller Disclosure Letter; (f) an executed copy of the assignment with respect to the CRA Holdback Escrow Agreement; (g) an executed Direction to Pay; (h) all passwords, access codes, and any other similar information necessary to access the accounts maintained by the Group Companies with Amazon Web Services; (i) copies of a certificate or letter from each applicable provincial workers’ compensation authority where a Group Company is registered or where such registration is required confirming that the applicable Group Company is registered with such workers’ compensation authority and that such Group Company’s account is in good standing; and

68 Click or tap here to enter text. (j) any other ancillary agreements or documents to be signed or delivered by the Seller at Closing. 7.3 Purchaser’s Closing Deliverables On or before the Closing Date, the Purchaser shall deliver or cause to be delivered to the Seller the following: (a) copies certified by an officer of the Purchaser of: (i) the articles and extracts from the by-laws of the Purchaser relating to the execution of documents; (ii) the resolutions of the shareholders and the board of directors of the Purchaser approving the entering into and completion of the Transactions; and (iii) a list of its officers and directors authorized to sign agreements together with relevant specimen signatures; (b) a certificate of status, compliance, good standing or like certificate with respect to the Purchaser issued by the appropriate government official of the jurisdiction of its incorporation; (c) the certificates referred to in Section 8.2(a) and Section 8.2(c); (d) an executed copy of the assignment with respect to the CRA Holdback Escrow Agreement; (e) cash in an amount equal to the Closing Date Payment by wire transfer in immediately available funds, to an account or accounts designated by the Seller in a written notice to Purchaser at least two Business Days before the Closing Date; (f) an executed Direction to Pay; (g) evidence of wire transfer by Purchaser to Leon's Furniture Limited pursuant to the Direction to Pay; and (h) any other ancillary agreements or documents to be signed or delivered by the Purchaser at Closing. 7.4 Closing Procedures Subject to satisfaction or waiver of the conditions of closing by the relevant Party, at Closing, the Seller shall deliver actual possession of the Purchased Shares to the Purchaser or as it may direct and upon such delivery the Purchaser shall pay or satisfy the Purchase Price in accordance with Section 2.3.

69 Click or tap here to enter text. 7.5 Non-Merger Except as otherwise expressly provided in this Agreement, the covenants, representations, warranties and other provisions of this Agreement will not merge on Closing but will survive: (a) the execution, delivery and performance of this Agreement and any related transfer or conveyance documents; (b) the Closing; and (c) payment of the Closing Date Payment. Article 8 Conditions of Closing 8.1 Conditions in Favour of the Purchaser The obligation of the Purchaser to complete the Transactions is subject to the following conditions to be fulfilled or performed at or prior to Closing, which conditions are for the exclusive benefit of the Purchaser and may be waived, in whole or in part, by the Purchaser in its sole discretion: (a) Truth of Representations and Warranties. The representations and warranties of the Seller set forth in (i) Article 3 (other than the Fundamental Representations) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, other than for failures to be so true and correct (without regard to materiality, Material Adverse Effect and similar qualifiers contained in such representations and warranties) that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, and (ii) the Fundamental Representations shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for any de minimis inaccuracies; provided that representations and warranties that are made as of a particular date or period need be true and correct (in the manner set forth in (i) and (ii) above, as applicable) only as of such date or period. The Seller shall have delivered a certificate of a senior officer confirming the foregoing. (b) Performance of Covenants. The Seller shall have performed in all material respects (but without regard to any qualifications with respect to materiality contained therein) all covenants contained in this Agreement to be performed by it at or prior to Closing, and the Seller shall have delivered a certificate of a senior officer confirming the foregoing. (c) Consents. All Required Consents and Authorizations shall have been obtained. (d) Debt Documents. (i) Each of the Consents and Authorizations required from the lenders under the Debt Documents shall have been obtained;

70 Click or tap here to enter text. (ii) Each Debt Document shall have been amended to reflect the terms and conditions set out in Schedule 8.1(d) hereto, provided the Purchaser shall cooperate with the Seller in good faith and in a commercially reasonable manner to implement and give effect to such amendments; and (iii) No event shall have occurred that would result in a continuing uncured material breach under any Debt Document as of the Closing, including any such material breach that would cause the lenders under the Debt Documents not to fund in accordance with the terms of the Debt Documents. (e) Seller Closing Deliverables. The Purchaser shall have received all of the Seller’s closing deliverables pursuant to Section 7.2. (f) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect. (g) No Legal Action. No objection, action or proceeding shall be pending or threatened in writing by any Governmental Authority in any jurisdiction, to enjoin, restrict or prohibit: (i) any of the Transactions; (ii) the right of the Purchaser to acquire or own the Purchased Shares; or (iii) the right of the Group Companies to operate the Business after Closing in the Ordinary Course on substantially the same basis as operated on the Closing Date. (h) Change in Law. Since the date of this Agreement, no Law or any change in any Law or in the interpretation or enforcement of any Law shall have been introduced, enacted or announced, the effect of which would be to prevent the Purchaser from completing the Transactions. (i) Competition Act. Competition Act Approval shall have been obtained. 8.2 Conditions in Favour of the Seller The obligation of the Seller to complete the Transactions is subject to the following conditions to be fulfilled or performed at or prior to Closing, which conditions are for the exclusive benefit of the Seller and may be waived, in whole or in part, by the Seller in its sole discretion: (a) Truth of Representations and Warranties. The representations and warranties of the Purchaser set forth in (i) Article 4 (other than the Fundamental Representations) shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, other than for failures to be so true and correct (without regard to materiality, Material Adverse Effect and similar qualifiers contained in such representations and warranties) that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, and (ii) the

71 Click or tap here to enter text. Fundamental Representations shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for any de minimis inaccuracies; provided that representations and warranties that are made as of a particular date or period need be true and correct (in the manner set forth in (i) and (ii) above, as applicable) only as of such date or period. The Purchaser shall have delivered a certificate of a senior officer confirming the foregoing. (b) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect. (c) Performance of Covenants. The Purchaser shall have performed in all material respects (but without regard to any qualifications with respect to materiality contained therein) all covenants contained in this Agreement to be performed by it at or prior to Closing, and the Purchaser shall have delivered a certificate of a senior officer confirming the foregoing. (d) Purchaser Closing Deliverables. The Seller shall have received all of the Purchaser’s closing deliverables pursuant to Section 7.3. (e) No Legal Action. No objection, action or proceeding shall be pending or threatened in writing by any Governmental Authority in any jurisdiction, to enjoin, restrict or prohibit any of the Transactions. (f) Competition Act. Competition Act Approval shall have been obtained. Article 9 Termination and Dispute Resolution 9.1 Termination This Agreement may be terminated at any time on or prior to the Closing Date: (a) by the Purchaser upon written notice to the Seller if, on the Closing Date, any of the conditions specified in Section 8.1 have not been satisfied in full or waived by the Purchaser; (b) by the Purchaser (provided that the Purchaser is not then in material breach of any representation, warranty, covenant or other agreement contained herein) upon written notice to the Seller, if (i) the Seller has breached any representation, warranty, covenant or other agreement contained in this Agreement, which breach would result in the Closing conditions not being satisfied, and (ii) which breach, failure to perform or inaccuracy is either not curable or is not cured by the earlier of (A) the Outside Date, and (B) the date that is 30 calendar days following written notice from the Purchaser; (c) by the Seller upon written notice to the Purchaser if, on the Closing Date, any of the conditions specified in Section 8.2 have not been satisfied in full or waived by the Seller;

72 Click or tap here to enter text. (d) by the Seller (provided that the Seller is not then in material breach of any representation, warranty, covenant or other agreement contained herein) upon written notice to the Purchaser, if (i) the Purchaser has breached any representation, warranty, covenant or other agreement contained in this Agreement, which breach would result in the Closing conditions not being satisfied, and (ii) which breach, failure to perform or inaccuracy is either not curable or is not cured by the earlier of (A) the Outside Date, and (B) the date that is 30 calendar days following written notice from the Seller; (e) by either the Purchaser or the Seller if Closing has not occurred (other than through the failure of the Party seeking to terminate the Agreement to comply with its obligations under this Agreement), on or before the Outside Date; or (f) by written agreement of the Parties. 9.2 Effect of Termination (a) If this Agreement is terminated pursuant to Sections 9.1, all obligations of the Parties pursuant to this Agreement will terminate without further liability of any Party to the other Party except for: (i) Section 11.10 relating to expenses; (ii) Section 11.12 relating to public announcements, (iii) Section 11.5 relating to, inter alia, privilege; (iv) Section 5.2 relating to confidentiality; and (v) this Section 9.2, which shall survive termination and continue in full force and effect. (b) If the Agreement is terminated by a Party pursuant to Sections 9.1(a), (b), (c) or (d) (including as a result of a breach by the other Party resulting in a condition in favour of the terminating Party failing to be satisfied), then the other Party shall remain fully liable for any and all Damages suffered by the terminating Party as a result thereof. 9.3 Waiver of Conditions of Closing If any of the conditions set forth in Section 8.1 have not been satisfied, the Purchaser may elect in writing to waive any such condition and proceed with the completion of the Transactions and, if any of the conditions set forth in Section 8.2 have not been satisfied, the Seller may elect in writing to waive any such condition and proceed with the completion of the Transactions. Any such waiver and election by the Purchaser or the Seller, as the case may be, will only serve as a waiver of that specific closing condition.

73 Click or tap here to enter text. 9.4 Dispute Resolution Any controversy, dispute, claim, question or difference between the Parties arising out of or relating to or in connection with, this Agreement, including any indemnification claim pursuant to Section 10.10 (a “Dispute”) is to be resolved in accordance with the procedures set out in Sections 9.5 which is, subject to Section 5.8, the exclusive procedures for the resolution of any Dispute between the Parties. 9.5 Efforts to Settle Disputes (a) The Parties shall attempt in good faith to resolve any Dispute promptly by negotiation. However, at any time a Party may give the other Party written notice (the “Initial Notice”) of any Dispute not so resolved. Within 15 days after delivery of an Initial Notice, the recipient Party shall deliver to the other a written response. Both the Initial Notice and the response must include a statement of that Party’s position, a summary of arguments supporting that position, and the name and contact particulars of the Person who will represent that Party and of any other Person who will accompany the representative. Within 30 days after delivery of the Initial Notice, the representatives of the Parties shall meet at mutually acceptable times and places, as often as they reasonably deem necessary, to attempt to resolve the Dispute. If, within 60 days after delivery of the Initial Notice, the Dispute has not been resolved, then upon expiration of such 60-day period, unless the Parties mutually agree to extend such 60-day period, any Party may commence proceedings with respect to the matter in a court of competent jurisdiction pursuant to Section 1.11. (b) All negotiations pursuant to this Section 9.5 are confidential and are to be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. Article 10 Indemnification and Remedies 10.1 Indemnification By the Seller: General Matters Subject to the limitations set out in this Article 10, the Seller shall indemnify and hold harmless the Purchaser and, after Closing, the Company and their respective employees, directors, officers, representatives (collectively and together with the Purchaser, the “Purchaser Indemnified Persons”) from and against any loss, liability, obligation, claim, damage, prosecution, judgment, penalty, fine, cost or expense (whether or not involving a third party claim), including costs and charges associated with any investigation and defence and the full amount of all legal fees and other professional fees (collectively, “Damages”), suffered by, imposed upon, or asserted against, the Purchaser or any other Purchaser Indemnified Persons as a result of, in respect of, connected with, or arising out of: (a) any breach or inaccuracy of any representation or warranty made by the Seller in this Agreement; (b) any breach or failure by the Seller to perform or fulfill any covenant, condition or obligation of the Seller contained in this Agreement;

74 Click or tap here to enter text. (c) any claim by any Person for brokerage or finder’s fees, commissions or similar payments based upon any agreement or understanding made or alleged to have been made by such Person with the Seller or Group Companies (or any Person acting on its behalf) in connection with any of the Transactions; (d) the assignment by the Seller to the Purchaser of rights and obligations under the CRA Holdback Escrow Agreement including, without limitation: (i) any third-party costs (including professional and advisors fees) incurred by Purchaser or the Group Companies in good faith following Closing in respect of, or in connection with, the defence of the CRA Claim (including fees payable to KPMG LLP); provided that (A) the Purchaser shall provide the Seller with all invoices and supporting documents in respect of such fees payable by the Purchaser or Group Companies; and (B) the indemnity in this Section 10.1(d)(i) shall not apply unless and until the Contestation Holdback is fully exhausted or has otherwise been distributed to the Seller; and (ii) any liability of the Group Companies for Taxes (including interest and penalties thereon) in respect of the CRA Claim but only to the extent that (A) such Taxes payable in respect of the CRA Claim; exceed (B) all amounts paid to the CRA in satisfaction of such Taxes from the Escrow Funds; provided that the Purchaser shall provide the Seller with supporting documentation in respect of the amounts in (A) and (B); and (iii) any assertion or claim by Securityholders (as defined in the CRA Holdback Escrow Agreement) against the Purchaser for amounts payable on account of interest pursuant to Section 3.10 of the Arrangement Agreement. For greater certainty, indemnification under Section 10.1(d) shall not be subject to Section 10.8 and 10.9. 10.2 Indemnification by the Seller: Tax Matters Without duplication of Section 10.1(d), the Seller shall indemnify, defend and hold harmless the Purchaser, the Company and the Purchaser Indemnified Persons (collectively, the “Tax Indemnified Persons”) from and against, and shall pay to the Tax Indemnified Persons on demand, any and all Tax Liabilities arising with respect to a Pre- Closing Tax Period of the Group Companies including any that arise as a result of any transactions or events that occur prior to or on Closing (including, for greater certainty, any and all Tax Liabilities which become liabilities or obligations of the Purchaser or any of its Affiliates or any successor Person by one or more windings-up, amalgamations or other reorganizations, but excluding any Tax Liabilities that arise as a result of Purchaser requested transactions set out in paragraph C of Schedule 5.13), except to the extent such Tax Liability was paid by the Seller pursuant to Section 6.1(c) or reflected in the Closing Statements. For greater certainty, this Section 10.2 shall not apply to any Tax Liabilities in respect of income earned or realized as a result of any transactions or events that occur following Closing.

75 Click or tap here to enter text. 10.3 Indemnification by the Purchaser The Purchaser shall indemnify and hold harmless the Seller and its employees, directors, officers, representatives (collectively and together with the Seller, the “Seller Indemnified Persons”) from and against any Damages suffered by, imposed upon or asserted against any Seller Indemnified Persons as a result of, in respect of, connected with, or arising out of: (a) any breach or inaccuracy of any representation or warranty made by the Purchaser in this Agreement; (b) any breach or failure by the Purchaser to perform or fulfill any covenant, condition or obligation of the Purchaser contained in this Agreement; (c) any claim by any Person for brokerage or finder’s fees, commissions or similar payments based upon any agreement or understanding made or alleged to have been made by such Person with the Purchaser (or any Person acting on its behalf) in connection with any of the Transactions; and (d) all liabilities and obligations of Seller and any of its Affiliates for Taxes together with all costs, penalties, interest, and expenses relating thereto (including professional fees and expenses) that arise as a result of the Purchaser requested transactions set out in Schedule 5.13. 10.4 Indemnification Procedure: Third Party Claims (a) If any claim or proceeding, excluding a claim or proceeding to which Section 10.5 applies, is made or commenced by a third party (a “Third Party Claim”) against a Purchaser Indemnified Person or a Seller Indemnified Person, as the case may be, (the “Indemnified Person”) in respect of which the Indemnified Person proposes to demand indemnification from a Party (the “Indemnifying Party”), the Indemnified Person shall give notice to that effect together with particulars of the Third Party Claim to the Indemnifying Party and its own Indemnity Representative with reasonable promptness. The failure to give, or delay in giving, such notice will not relieve the Indemnifying Party of its obligations except and only to the extent of any material prejudice caused to the Indemnifying Party by such failure or delay. From the time the Indemnified Person receives notice of the Third Party Claim, the Indemnified Person shall take all reasonable steps to protect its rights and the rights of the Indemnifying Party in respect of such Third Party Claim. (b) The Indemnifying Party may, by notice to the Indemnity Representative of the Indemnified Person given not later than 30 days after receipt of the notice described in Section 10.4(a), assume control of the defence, compromise or settlement of the Third Party Claim provided that: (i) the Third Party Claim involves only money damages and does not seek any injunctive or other equitable relief;

76 Click or tap here to enter text. (ii) if the named parties in the Third Party Claim include both the Indemnifying Party and an Indemnified Person, representation by the same counsel would, in the judgment of the Indemnity Representative of the Indemnified Person, still be appropriate notwithstanding any actual or potential differing interests between them; and (iii) the Indemnifying Party has given security satisfactory to the Indemnity Representative of the Indemnified Person against any costs and other liabilities to which the Indemnified Person may be or become exposed as a result of the Third Party Claim. (c) If the Indemnifying Party assumes control of the Third Party Claim it is conclusively established for purposes of this Agreement and otherwise that the Third Party Claim is within the scope of the indemnification provisions of this Article 10. (d) Upon assumption of control of a Third Party Claim by the Indemnifying Party: (i) the Indemnifying Party shall actively and diligently proceed with the defence, compromise or settlement of the Third Party Claim at its sole cost and expense, retaining counsel reasonably satisfactory to the Indemnity Representative of the Indemnified Person; and (ii) the Indemnifying Party shall keep the Indemnity Representative of the Indemnified Person fully advised with respect to the status of the Third Party Claim (including supplying copies of all relevant documents promptly as they become available) and shall arrange for its counsel to inform the Indemnity Representative on a regular basis of the status of the Third Party Claim. (e) The Indemnified Person and its Indemnity Representative may retain separate co- counsel at their sole cost and expense (without any right to claim indemnification for such costs and expenses), and may participate in, but shall have no right to control, the defence of the Third Party Claim. (f) The Indemnified Person and its Indemnity Representative shall, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party and make available to the Indemnifying Party all relevant information in their possession or under their control (provided that it does not cause either of them to breach any confidentiality obligations) and shall take such other steps as are, in the reasonable opinion of counsel for the Indemnifying Party, necessary to enable the Indemnifying Party to conduct such defence. The Indemnified Person and its Indemnity Representative are not obligated to take any measures which, in the reasonable opinion of the Indemnity Representative, could be prejudicial or unfavourable in any material respect to the Indemnified Person. (g) The Indemnifying Party shall not consent to the entry of any judgment or enter into any compromise or settlement with respect to the Third Party Claim unless consented to by the Indemnity Representative of the Indemnified Person (which consent may not be unreasonably or arbitrarily withheld, conditioned or delayed). Without limiting the generality of the foregoing:

77 Click or tap here to enter text. (i) no admission of fault may be made by or on behalf of the Purchaser or any other Purchaser Indemnified Person without the prior written consent of the Purchaser; and (ii) no admission of fault may be made by or on behalf of the Seller or any other Seller Indemnified Person without the prior written consent of the Seller. (h) If: (i) the Indemnifying Party fails to give the Indemnity Representative the notice required in Section 10.4(b) or any of the other conditions in Section 10.4(b) are not satisfied; or (ii) the Indemnifying Party breaches any of its other obligations under this Section 10.4 in any material respect, the Indemnity Representative of the Indemnified Person may, upon notice to the Indemnifying Party, assume control of the defence, compromise or settlement of the Third Party Claim and retain counsel as, in its opinion, may appear advisable, the whole at the Indemnifying Party’s sole cost and expense. Any settlement or other final determination of the Third Party Claim will be binding upon the Indemnifying Party subject to the right of the Indemnifying Party to dispute that an indemnification is required pursuant to this Agreement. The Indemnifying Party shall, at its sole cost and expense, cooperate fully with the Indemnity Representative of the Indemnified Person, make available to such Indemnity Representative all relevant information in its possession or under its control (provided that it does not cause it to breach any confidentiality obligations) and take such other steps as are, in the reasonable opinion of counsel for the Indemnity Representative, necessary to enable the Indemnity Representative to conduct the defence. The Indemnifying Party shall reimburse the Indemnified Person and its Indemnity Representative promptly and periodically for the costs of defending against the Third Party Claim (including legal fees and expenses), and shall remain responsible for any Damages the Indemnified Person and its Indemnity Representative may suffer resulting from, arising out of, or relating to, the Third Party Claim to the fullest extent provided in this Article 10. 10.5 Procedure for Tax Matters (a) The Purchaser shall give written notice to the Seller promptly (and, in any event, within 30 days) after receipt by a Tax Indemnified Person of any notice or inquiry, oral or written, from any Governmental Authority in respect of a Tax Liability for which the Seller may have an indemnification obligation under Section 10.1(d) or 10.2, including any assessment or proposed assessment (a “Tax Assessment”). Such notice must set out the information with respect to the Tax Assessment that is then available (without the incurring of material additional obligations or expenses which are not reimbursed by the Seller) to the Tax Indemnified Person. The failure to so notify the Seller does not relieve the Seller from any indemnification obligation which otherwise might exist with respect to such matter, unless (and only to the extent that) the failure to so notify materially prejudices the

78 Click or tap here to enter text. ability of the Seller to exercise its rights under this Section 10.5 or results in a material increase in the amount of the Tax Liability. (b) The Seller has the right to undertake and control any proceedings, objection or other defence of any Tax Assessment (including with respect to the CRA Claim) (a “Tax Proceeding”) and, in such case, the Seller shall pursue any such Tax Proceedings in a timely manner and in good faith. The Purchaser and Tax Indemnified Person shall provide the Seller with such information with respect to the Tax Liability as may become available to the Purchaser and Tax Indemnified Person and the Purchaser and Tax Indemnified Person shall cooperate with the Seller in the conduct of all Tax Proceedings relating to any Tax Assessment and related inquiries or investigations. If, pursuant to this Section 10.5(b), the Seller undertakes any Tax Proceedings of any such Tax Assessment, the provisions of Section 10.4(d), (e), (f), and (g) with respect to Third Party Claims, shall apply mutatis mutandis to such Tax Proceedings, and the Seller may not cease to defend, settle or otherwise dispose of any such Tax Proceeding without the consent of the Purchaser, which consent is not to be unreasonably withheld. Notwithstanding the foregoing, the Seller shall not have the right to undertake and control any Tax Proceeding until the Seller has made payment to the applicable Governmental Authority for any amount that is subject to collection measures by such Governmental Authority in respect of the relevant Tax Liability. (c) If, within 30 days after the Seller has received the notice referred to in Section 10.5(a), the Seller does not undertake any Tax Proceedings of any kind in respect of such Tax Assessment, the Tax Indemnified Person may undertake and control the Tax Proceedings using counsel of its own choice. The Seller shall provide to the Tax Indemnified Person information with respect to the Tax Liability as may become available to the Seller and the Seller shall cooperate with the Tax Indemnified Person to the extent reasonably requested in the conduct of all Tax Proceedings relating to any such Tax Assessment, and related inquiries and investigations. If, pursuant to this Section 10.5(c), the Tax Indemnified Person undertakes any Tax Proceedings in respect of any such Tax Assessment, the Tax Indemnified Person may not cease to defend, settle or otherwise dispose of the Tax Proceeding without the consent of the Seller, which consent is not to be unreasonably withheld. (d) If a Tax Indemnified Person is required to make a payment of a Tax Liability assessed under a Tax Assessment in respect of which indemnification is or may be required to be made under this Agreement, the Seller shall promptly (and, in any event, within 30 days of the date that the Purchaser notifies the Seller of the requirement to make the payment) reimburse the Tax Indemnified Person in respect of such payment. In addition, in the event that the amount of any Tax Liability assessed under a Tax Assessment in respect of which indemnification is or may be required to be made under this Agreement would bear interest, the Tax Indemnified Person: (i) may pay the amount of the Tax Liability assessed under such Tax Assessment and the Seller shall promptly (and, in any event, within 30 days of the date that the Purchaser notifies the Seller of its determination) reimburse the Tax Indemnified Person in respect of such payment; and

79 Click or tap here to enter text. (ii) to the extent the amount of the Tax Liability has not been paid pursuant to (i) above and subject to the Tax Indemnified Person’s right of reimbursement for amounts paid pursuant to (i) above, will pay to the relevant Governmental Authority on account of the Tax Liability, any amount received by the Tax Indemnified Person from the Seller where the Seller instructs the Tax Indemnified Person to so pay. If the total of the amounts previously paid by the Seller in respect of such Tax Liability is less than the amount so determined to be the amount of the Tax Liability, the Seller shall promptly (and, in any event, within 30 days of the time that the Purchaser notifies the Seller of the amount of the Tax Liability) pay to the Tax Indemnified Person the amount of the Tax Liability less the total of the amounts previously paid. If the total of the amounts previously paid by the Seller in respect of such Tax Liability exceeds the amount so determined to be the amount of the Tax Liability, the Tax Indemnified Person shall, upon receipt of any refund or credit of such Tax Liability, promptly (and, in any event, within 30 days of the receipt of such refund or credit) pay to the Seller the amount of such refund or credit (including any interest received by the Tax Indemnified Person after taking into account any Taxes payable by the Tax Indemnified Person in respect of such refund, credit or interest). (e) In determining the amount of a Tax Liability, if a deduction, tax credit or loss carry- over (the “Tax Attributes”) of the Purchaser or any of the Group Companies, other than Tax Attributes attributable to a Pre-Closing Tax Period of a Group Company, is utilized to reduce the amount of income, taxable income or Tax otherwise calculated in respect of a Tax Assessment for any taxation year in which a Tax Liability is realized or, but for the utilization of such deduction, tax credit or loss carry-over, would be realized, the amount of the Tax Liability will be determined without taking into account any benefit from such deduction, tax credit or loss carry-over. (f) Notwithstanding the foregoing, Purchaser acknowledges that (i) pursuant to the Arrangement Agreement, the Indemnifying Party (as defined in the Arrangement Agreement), and (ii) pursuant to the CRA Holdback Escrow Agreement, the Securityholders (as defined in the CRA Holdback Escrow Agreement) (collectively, the “Additional Indemnifying Parties”), have the right to undertake and control any proceedings, objection or defence of a Tax Assessment or Tax Proceeding that is a Third Party Claim as defined in the Arrangement Agreement. If such right is exercised, Purchaser agrees that it will cooperate with such Additional Indemnifying Parties on the same basis that it is required to cooperate with the Seller pursuant to this Section 10.5. 10.6 Survival of Representations and Warranties (a) Except as otherwise provided in this Section 10.6, the representations and warranties of the Seller and the Purchaser contained in this Agreement (and the Indemnifying Party’s liability in connection therewith) will survive Closing and will continue in full force and effect for a period of 18 months after Closing except: (i) in the case of Fraud, in which case the representations and warranties (and the Indemnifying Party’s liability in connection therewith) will survive

80 Click or tap here to enter text. Closing and continue in full force and effect forever, subject only to applicable limitation periods imposed by applicable Law; and (ii) Section 3.18 will survive Closing and continue in full force and effect for a period of 36 months after Closing. (b) The tax representations and warranties of the Seller contained in Section 3.40 (and the Seller’s liability in connection therewith), and the indemnification obligation of the Seller for Tax Liabilities under Section 10.2, will survive Closing and continue in full force and effect until 90 days from the expiration of the period (if any) during which an assessment, reassessment or other form of recognized document assessing liability for Taxes under applicable Tax legislation in respect of any taxation year to which such representations and warranties extend could be issued (without regard to any waiver or similar document filed by the Purchaser extending such period, unless the Seller has consented in writing to the filing of such waiver or similar document). (c) The Fundamental Representations will survive Closing and continue in full force and effect subject only to applicable limitation periods imposed by applicable Law. (d) To the extent that the agreements and covenants herein are required to be performed, all or in part, after the Closing Time, such agreements and covenants will survive the Closing and will remain in full force and effect until fully performed. (e) No Party or other Person is entitled to indemnification pursuant to this Article 10 unless such Party or other Person has given written notice of its claim for indemnification pursuant to Section 10.4(a) or Section 10.5(a), as the case may be, within the survival periods specified in the foregoing provisions of this Section 10.6. (f) Notwithstanding the foregoing, the time periods set out in this Section 10.6 may be extended solely for the purpose of claims that may be made under the R&W Insurance Policy with respect to a representation and warranty of the Seller under the R&W Insurance Policy, it being understood and agreed that Seller shall not have any liability or obligation in respect of any such claims after the time periods set out in this Section 10.6. 10.7 Duty to Mitigate (a) Nothing in this Agreement limits the general obligation at law of an Indemnified Person to mitigate any Damages which it may suffer or incur by reason of the breach by an Indemnifying Party of its representations, warranties, covenants and other obligations in this Agreement. For the avoidance of doubt, the obligation to mitigate in this Section shall also require the Purchaser to cause the Group Companies to mitigate any Damages with respect to (i) the Taxes paid to the CRA by Opco (Section 10.1(d)(ii)), and (ii) third-party costs (including professional and advisor fees) required to be incurred by the Group Companies (Section 10.1(d)(i)), in each case in respect of the CRA Claim. (b) An Indemnified Person’s right to recover Damages from an Indemnifying Party under this Article 10 will be reduced by any amounts recovered by the Indemnified

81 Click or tap here to enter text. Person under insurance policies (including pursuant to the R&W Insurance Policy), indemnities, reimbursement arrangements or similar agreements. If any such recoveries are received by the Indemnified Person after a payment has been made by the Indemnifying Party to the Indemnified Person with respect thereto, then the Indemnified Person shall promptly reimburse the Indemnifying Party for the amount so received or recovered. 10.8 Limitations on Liability (a) An Indemnifying Party shall not be entitled to make a claim against any Indemnified Person for (i) any special Damages; (ii) any Damages for loss of profits or diminution in value; or (iii) punitive and exemplary Damages, except, in each case, to the extent necessary to reimburse the Indemnified Person for judgments actually awarded to third parties in respect of such types of Damages. (b) The obligation of the Seller to indemnify the Purchaser and the other Purchaser Indemnified Persons for Damages is subject to the following: (i) the Seller shall have no liability under this Article 10 in respect of any breaches or inaccuracies (collectively, “Secondary Breaches”) of: (A) any Specified Representations, until the aggregate amount of all Damages incurred by the Purchaser Indemnified Person with respect to the Secondary Breaches of such Specified Representations exceeds the Deductible, in which case the Purchaser and other Purchaser Indemnified Persons, as applicable, shall be entitled to be indemnified for the total amount of the Damages from first dollar in excess of $50,000 (the “De Minimis Claim Amount”), and (B) any representations and warranties other than the Specified Representations, until the aggregate amount of all Damages incurred by the Purchaser Indemnified Person with respect to the Secondary Breaches of such representations and warranties other than the Specified Representations exceeds the Deductible, in which case the Purchaser and other Purchaser Indemnified Persons, as applicable, shall be entitled to be indemnified for the total amount of the Damages from the first dollar up until the aggregate amount of all such Damages. (ii) subject to Section 10.8(b)(ii), 10.8(b)(iii) and 10.9, in no event shall the aggregate liability (for indemnification or otherwise) with respect to Damages exceed an amount (as applicable under the following clauses (A) and (B) in this Section 10.8(b)(ii), the “Cap”) equal to: (A) under Section 10.8(b)(i)(A), $10,000,000 (including the R&W Insurance Holdback), and (B) under Section 10.8(b)(i)(B), $367,500. (iii) neither the Deductible nor the limitations on liability set out in Section 10.8(b)(i) shall apply to any indemnity claims made by a Purchaser Indemnified Person in respect of Fraud of the Seller or with respect to Tax Liabilities; provided that any Damages recoverable in respect of such claims shall not exceed the Purchase Price. (c) Each of the representations and warranties made by a Party is deemed to have been made without the inclusion of, or reference to, limitations or qualifications as to materiality such as the word “material”, the phrases “in all material respects” or

82 Click or tap here to enter text. “Material Adverse Effect” or words or phrases of similar meaning and intent for purposes of calculating Damages and not for determining whether or not any breach of representations and warranties has occurred. 10.9 Sources of Recovery Notwithstanding anything to the contrary herein, where a Purchaser Indemnified Person is entitled to Damages with respect to any Claim for indemnification under Article 10, those Damages will be satisfied from the following sources in the following order: (a) in respect of Secondary Breaches under Section 10.8(b)(i)(A), excluding Secondary Breaches below the De Minimis Claim Amount (which are not recoverable): (i) first, from the Purchaser up to the Deductible; (ii) second, from the R&W Insurance Holdback; (iii) third, from the Seller up to the Cap; and (iv) then, but only in respect of Damages payable by the Seller for Claims based on Fraud, by direct recovery from the Seller up to an aggregate amount equal to the Purchase Price; (b) in respect of Secondary Breaches under Section 10.8(b)(i)(B): (i) first, from the Purchaser up to the Purchaser Retention; (ii) second, from the Seller up to the Cap; (iii) third, from the coverage provided under the R&W Insurance Policy, up to the R&W Insurance Policy’s coverage limit; and (iv) then, but only in respect of Damages payable by the Seller for Claims based on breaches of Fundamental Representations and Fraud, to the extent such Damages exceed the limitation of coverage available under the R&W Insurance Policy, by direct recovery from the Seller up to an aggregate amount equal to the Purchase Price; (c) with respect to any Claim for indemnification under Section 10.1(b) and Section 10.1(c) not covered by Section 10.9(a) or Section 10.9(b), from the Seller up to an aggregate amount equal to the Purchase Price. 10.10 Procedures for Indemnification – Direct Claims A claim for indemnification for any matter not involving a Third Party Claim must be asserted by notice (setting out in reasonable detail the factual basis for the claim and the amount of potential Damages arising from it) to the Party from whom indemnification is sought within the periods specified in Section 10.6 of this Agreement and will be subject, at all times, to the provisions of Sections 10.7, 10.8, and 10.11, mutatis mutandis.

83 Click or tap here to enter text. 10.11 Exceptions to Indemnification No Purchaser Indemnified Person is entitled to any Damages against the Seller nor does the Seller have any liability in connection with any breach or inaccuracy of any representation, warranty or any failure to comply with any obligation, condition or covenant of the Seller in this Agreement, occurring during the Closing Period and which breach, inaccuracy or non-fulfillment was a direct result of written instructions received from the Purchaser (or any of its representatives) and complied with by the Company or the Seller. 10.12 Limitation Periods The Parties are aware of the provisions of the Limitations Act, 2002 (Ontario) and agree that: (a) this Agreement is a “business agreement” for purposes of that Act, and (b) to the extent that the provisions hereof are found to be an agreement to vary or exclude a limitation period under that Act, such limitation period is deemed to have been suspended, extended, varied and excluded to the extent necessary to give full force and effect to the provisions of this Agreement. 10.13 Rights and Remedies The rights and remedies that a Party may have against the other Party for a breach of any representation, warranty, covenant or obligation under this Agreement or any other Transaction Document, except for any Damages that are the result of Fraud, are exclusively governed by this Agreement. To the extent permitted by applicable Law, any further claims and remedies (other than claims for specific performance, injunctive relief or other equitable remedy which do not include claims for monetary damages), irrespective of the nature, amount or legal basis, are hereby expressly waived and excluded. 10.14 Agency for Non-Parties Each Party hereby accepts each indemnity in favour of its indemnified Persons who are not Parties as agent for and on their behalf. A Party may enforce an indemnity in favour of any of that Party’s indemnified Persons on behalf of each such Person. 10.15 Tax Treatment Any amount payable as an indemnity payment under this Article 10 shall be treated by the Parties as an adjustment to the Purchase Price. 10.16 Exclusion of Other Remedies Except as provided in this Section 10.16, the indemnities provided in this Article 10 constitute the only remedy of the Purchaser or the Seller, respectively, against the other Party in the event of any breach of a representation, warranty, covenant or agreement of such Party contained in this Agreement. The Parties acknowledge that the failure to comply with a covenant or obligation contained in this Agreement may give rise to irreparable injury to a Party inadequately compensable in damages. Accordingly, a Party

84 Click or tap here to enter text. may seek to enforce the performance of this Agreement by injunction or specific performance upon application to a court of competent jurisdiction without proof of actual damage (and without requirement of posting a bond or other security). Each of the Purchaser and the Seller expressly waives and renounces any other remedies whatsoever, whether at law or in equity, which it would otherwise be entitled to as against any other Party. 10.17 One Recovery An Indemnified Person is not entitled to double recovery for any claims even though they may have resulted from the breach, inaccuracy or failure to perform of more than one of the representations, warranties, covenants and obligations of the Indemnifying Party in this Agreement. No Party has any liability or obligation with respect to any claim for indemnification to the extent that such matter was reflected as an adjustment to the Purchase Price in Section 2.4. Article 11 Miscellaneous 11.1 Notices Any notice, direction, consent or other communications given under this Agreement must be in writing and delivered by courier, by personal delivery or by email as follows: (a) to the Purchaser at: c/o Questrade Financial Group Inc. 5700 Yonge Street, 19th Floor Toronto, ON M2M 4K2 Attention: Legal Department Email: legal@questrade.com (b) to the Seller at: c/o CURO Intermediate Holdings Corp. 200 W Hubbard Street, 8th Floor Chicago, IL 60654 Attention: Chief Legal Officer Email: legaldept@curo.com Any such communication shall be deemed to have been given and received on the day on which it was so delivered or transmitted (if a Business Day, and if not, then the next succeeding Business Day) unless received after 5:00 pm (local time in the place of receipt) in which case it shall be deemed to have been given and received on the next Business Day. In the case of a communication by email or other electronic means, receipt of such communication must be confirmed by the recipient by the end of the next Business Day or, if not so confirmed, must be followed by the dispatch of a copy of such communication pursuant to one of the other methods described above; provided however that any

85 Click or tap here to enter text. communication originally delivered by electronic means shall be deemed to have been given on the date stipulated above for electronic delivery. A Person may change its address for service by notice given in accordance with the foregoing and any subsequent communication must be sent to such Person at its changed address. 11.2 Waiver (a) Purchaser waives and shall not assert, and agrees to cause its Affiliates to waive and not assert, any conflict of interest arising out of or relating to the representation after the Closing (the “Post-Closing Representation”) of Seller, any of its Affiliates or any equity holder, officer, employee, director or other Representative of Seller or any of its Affiliates (any such Person, a “Designated Person”) in any matter involving this Agreement or any other agreements or transactions contemplated hereby, by any legal counsel currently representing Seller or any of its Affiliates or any other Designated Person in connection with this Agreement or any other agreements or transactions contemplated hereby, including King & Spalding LLP and Norton Rose Fulbright Canada LLP (any such representation, the “Current Representation”). (b) Purchaser waives and shall not assert, and agrees to cause its Affiliates to waive and not assert, any attorney-client or other applicable legal privilege or protection with respect to any communication between any legal counsel and any Designated Person occurring as part of the Current Representation or in connection with any Post-Closing Representation, including in connection with a dispute with Purchaser or its Affiliates (including in respect of any claim for indemnification by Purchaser), it being the intention of the Parties that all such rights to such attorney- client and other applicable legal privilege or protection and to control such attorney- client and other applicable legal privilege or protection shall be retained by Seller and that Seller and its Affiliates, and not Purchaser or its Affiliates, shall have the sole right to decide whether or not to waive any such attorney-client or other applicable legal privilege or protection. Accordingly, from and after the Closing, none of Purchaser or any of its Affiliates shall have any access to any such communications or to the files of the Current Representation, all of which shall be and remain the property of Seller and its Affiliates and not of Purchaser or its Affiliates, or to internal counsel relating to such engagement, and none of Purchaser or any of its Affiliates or any Person acting or purporting to act on their behalf shall seek to obtain the same by any process on the grounds that the privilege and protection attaching to such communications and files belongs to Purchaser or any of its Affiliates. Notwithstanding the foregoing, in the event that a dispute arises between Purchaser or its Affiliates, on the one hand, and a third party other than Seller or its Affiliates, on the other hand, Purchaser or its Affiliates may seek to prevent the disclosure of such attorney-client privileged communications to such third party, and subject to the approval of its counsel, Seller shall, and shall cause its Affiliates to, reasonably cooperate with Purchaser (including asserting any such privilege if requested by Purchaser) with respect to any such action.

86 Click or tap here to enter text. 11.3 Entire Agreement This Agreement together with the other Transaction Documents delivered at Closing constitute the entire agreement between the Parties and supersedes all prior agreements, understandings, negotiations and discussions relating to the subject matter thereof, whether oral or written. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties relating to the subject matter hereof except as specifically set forth in this Agreement and the other Transaction Documents delivered at Closing. Neither Party has relied, or is relying, on any other information, discussions or understandings in entering into and completing the Transactions. If there is any conflict or inconsistency between the provisions of this Agreement and the provisions of any Transaction Document, the provisions of this Agreement will govern. 11.4 Amendments This Agreement may only be amended, supplemented or otherwise modified by written agreement of the Seller and the Purchaser. 11.5 Waiver The failure or delay by a Party in enforcing, or insisting upon strict performance of, any provision of this Agreement does not constitute a waiver of such provision or in any way affect the enforceability of this Agreement (or any of its provisions) or deprive a Party of the right, at any time or from time to time, to enforce or insist upon strict performance of that provision or any other provision of this Agreement. Any waiver by a Party of any provision of this Agreement is effective only if in writing and signed by a duly authorized Representative of such Party. 11.6 Severability If any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect under any applicable Law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. Each of the provisions of this Agreement is hereby declared to be separate and distinct. 11.7 Assignments (a) This Agreement will become effective when executed by the Parties and thereafter will be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns. (b) Neither this Agreement nor any of the rights, duties or obligations under this Agreement are assignable or transferable by a Party without the prior written consent of the other Party. Any attempt to assign any of the rights, duties or obligations in this Agreement without such written consent is void.

87 Click or tap here to enter text. 11.8 Third Party Beneficiaries Except as otherwise expressly provided in Article 10 of this Agreement, the Parties do not intend that this Agreement benefit or create any legal or equitable right, remedy or cause of action in, or on behalf of, any Person other than a Party and no Person, other than a Party, may rely on the provisions of this Agreement in any proceeding. Without limiting the generality of the foregoing, the consent of the Company, a Seller Indemnified Person (other than the Seller) or a Purchaser Indemnified Person (other than the Purchaser) is not required for any amendment or waiver of, or other modification to, this Agreement or any Transaction Document including any rights of indemnification to which such Person may be entitled. 11.9 Time of the Essence Time is of the essence in this Agreement. 11.10 Expenses Except as otherwise expressly provided in this Agreement, all costs and expenses (including the fees and disbursements of legal counsel, brokers, investment advisers, consultants and accountants) incurred in connection with this Agreement and the Transactions are to be paid by the Party incurring such expenses. Pursuant to Section 5.6, the Purchaser shall be responsible for the payment of all filing fees in connection with obtaining Competition Act Approval. If this Agreement is terminated, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by the other Party. 11.11 Further Assurances From time to time after Closing, each Party shall, at the request of the other Party, execute and deliver such additional conveyances, transfers and other assurances and perform or cause to be performed such further and other acts or things as may be reasonably required to give effect to, and carry out the intent of, this Agreement. 11.12 Announcements No press release or other public announcement with respect to the Transactions, this Agreement or any of the other Transaction Documents is to be made by a Party unless and until the text of the announcement and the time and manner of its release have been approved by the other Party. However, if a Party is bound by Law to make a press release or other public announcement, such Party shall use commercially reasonable efforts to provide prior notice to the other Party and an opportunity for the other Party to review and comment on the content, timing, manner and extent of disclosure. Notwithstanding the foregoing, each Party acknowledges that Seller is a subsidiary of a public company, and agree that the Seller’s parent company shall be permitted to make filings and disclosures concerning the Transactions, including the filing of a version of this Agreement with applicable securities regulatory authorities on www.sec.gov. Seller shall give the Purchaser and the Company a reasonable opportunity to review or comment on such version of this Agreement, and shall give reasonable consideration to any comments made prior to such filing.

88 Click or tap here to enter text. 11.13 Counterparts and Electronic Delivery This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original. All such signed counterparts, taken together, shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by electronic means (including by facsimile or in PDF format) shall be as valid and effective as delivery of an originally or manually executed copy of this Agreement. 11.14 Language The Parties confirm having requested that this Agreement and all notices or other communications relating to it be drawn-up in the English language only. Les Parties aux présentes confirment avoir requis que cette convention et autres communications s’y rapportant soient rédigés en langue anglaise seulement. 11.15 Independent Legal Advice Each of the Parties acknowledges that it has carefully read and considered and understands the terms and conditions of this Agreement and acknowledges and agrees that it has had the opportunity to seek, and was not prevented or discouraged by any other Party from seeking, any independent legal advice which it considered necessary before the execution and delivery of this Agreement and that, if it did not avail itself of that opportunity before signing this Agreement, it did so voluntarily without any undue pressure. A failure by a Party to obtain independent legal advice shall not be used by it as a defence to the enforcement of its obligations under this Agreement. [SIGNATURE PAGE FOLLOWS]

CAN_DMS: \152007797\10 IN WITNESS WHEREOF the Parties have executed this Share Purchase Agreement. QUESTRADE FINANCIAL GROUP INC. By: /s/ Edward Kholodenko Authorized Signing Officer CURO INTERMEDIATE HOLDINGS CORP. By: /s/ Douglas Clark Authorized Signing Officer